SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

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☐	Soliciting Material under § 240.14a-12

NIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NIC INC.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
_________________

Notice of Annual Meeting of Stockholders
To Be Held May 7, 2013
_________________

Date:	May 7, 2013
Time:	10:00 a.m. CDT
Place:	The Oread,
1200 Oread Avenue, Lawrence, Kansas 66044

At the Annual Meeting of Stockholders, of NIC Inc. (the “Company”) you will be asked to:

	1.	Elect the Company's nominees as directors;

	2.	Consider and cast an advisory vote in favor of the compensation of the Company's named executive officers as disclosed in these materials;

	3.	Consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013; and

	4.	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on March 8, 2013 are entitled to vote at the Annual Meeting.  We hope that you will vote your shares as soon as possible.  You may vote by timely mailing a proxy card or you may vote your shares by timely returning the voting instruction form provided by your bank, broker or other nominee.  You may also vote by Internet, by telephone or in person at the Annual Meeting before the deadline provided in the proxy card.  Please review the instructions for the various voting options which are provided on the proxy card.

By Order of the Board of Directors

William F. Bradley, Jr.
Secretary
March 26, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 7, 2013:  The Proxy Statement and Annual Report to Stockholders are available to you at www.proxyvote.com.

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PROXY STATEMENT
_________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NIC Inc., a Delaware corporation (“NIC” or the “Company” or “we”), for NIC's Annual Meeting of Stockholders to be held at The Oread, 1200 Oread Avenue, Lawrence, Kansas 66044 on Tuesday, May 7, 2013 at 10:00 a.m., local time, or any adjournment or postponement thereof (the “Annual Meeting”).  The Board of Directors encourages you to read this Proxy Statement and to vote on the matters to be considered at the Annual Meeting.

The Company will pay the cost, if any, of soliciting proxies.  NIC may supplement the mailed proxy solicitations by additional communications, which may include communications by mail, fax, telephone or personal delivery, but no additional compensation will be paid to directors, officers or employees for such solicitation. The Company will request brokers, banks and other nominees who hold shares of NIC common stock (“Common Stock”) in their names to furnish proxy materials to beneficial owners of the shares and will reimburse such brokers, banks and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

The Company's Annual Report to Stockholders for 2012 is being mailed to stockholders with the Proxy Statement.  The Annual Report to Stockholders is not incorporated in this Proxy Statement and is not to be deemed part of the proxy soliciting materials.

Definitive copies of these proxy materials were first mailed to our stockholders entitled to vote on or about March 26, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 7, 2013:  The Proxy Statement and Annual Report to Stockholders are available to you at www.proxyvote.com.

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VOTING PROCEDURES AND RELATED MATTERS
_________________

Your vote is very important.

You can vote your shares at the Annual Meeting if you are present in person or represented by proxy.

Who can vote?

Stockholders of record as of the close of business on March 8, 2013 (also referred to as the Record Date) are entitled to vote. On that date, approximately 65,588,644 shares of Common Stock were outstanding and eligible to vote.

How many votes do I have?

On each matter presented at the Annual Meeting, you are entitled to one vote for each share of Common Stock owned by you at the close of business on the Record Date.

What is the difference between a stockholder of record and a beneficial owner?

Most NIC stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own names.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by NIC. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting, or to vote by Internet or telephone. We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a proxy from your broker, bank, or other nominee and present it to the inspector of elections at the Annual Meeting with your ballot. Your broker, bank, or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank, or other nominee regarding how to vote your shares.

How do I vote?

If you are a stockholder of record, you may vote by telephone, on the Internet, by mail, or by attending the Annual Meeting and voting by ballot in person, each as described below. If you hold shares beneficially in street name, you may vote by returning the voting instruction form to your broker, bank, or other nominee or as otherwise provided on the voting instruction form. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction form provided by your broker, bank, or other nominee.

Internet Voting.  To vote by Internet, follow the instructions on your proxy card that instruct you to vote at www.proxyvote.com up until 11:59 p.m., Eastern time, on the day before the Annual Meeting date. Most NIC stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction form provided by their brokers, banks or other nominees. Please check the voting instruction form for Internet voting availability.

Telephone Voting.  To vote by telephone, follow the instructions on your proxy card that instruct you to vote by calling the number specified on the proxy card up until 11:59 p.m., Eastern time, on the day before the Annual Meeting date. Most NIC stockholders who hold shares beneficially in street name may vote by telephone by calling the number specified on the voting instruction form provided by their brokers, banks, or other nominees. Please check the voting instruction form for telephone voting availability.

Voting By Mail. Stockholders not wishing to vote electronically on the Internet or by telephone, or whose voting instruction form does not reference Internet or telephone voting information, should follow these instructions for voting by mail. Stockholders of record of Common Stock may submit proxies by completing, signing, and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxies submitted by mail must be received no later than the day before the Annual Meeting date to ensure that they are counted. NIC stockholders who hold shares beneficially in street name may vote by mail by completing, signing, and dating the voting instruction form provided by their brokers, banks, or other nominees and mailing them in the accompanying pre-addressed envelopes.

Voting in Person. Stockholders of record of Common Stock may also vote their shares in person at the Annual Meeting. However, if your shares are held beneficially in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker, bank, or other nominee) and bring it with you to the Annual Meeting. Signing and returning your proxy card or submitting your vote on the Internet or by telephone does not affect your right to vote in person at the Annual Meeting.

How will my votes be counted?

If you timely return your properly signed proxy card or voting instruction form, the shares they represent will be voted in accordance with your instructions.  If you timely return your properly signed proxy card or voting instruction form, but do not mark selections, the related shares will be voted (i) FOR the election of the nominees named herein as directors; (ii) FOR the compensation paid to the Company's named executive officers, as disclosed herein; and (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013.

If you are a beneficial owner and hold your shares in street name through a broker, bank or other nominee and do not return the voting instruction form, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter.  Under applicable rules, brokers, banks and other nominees have the discretion to vote on “routine” matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on matters that are not considered “routine.”  The following proposals are not considered routine matters: (i) the election of directors, and (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials.

Consequently, if you do not provide your broker, bank or other nominee with your voting instructions for any of these proposals, the broker, bank or other nominee cannot vote your shares on that proposal, which is referred to as a “broker non-vote.”

The enclosed proxy card or voting instruction form also grants the proxy holders discretionary authority to vote on any other business that may properly come before the meeting as well as any procedural matters.

What vote is required?

Business cannot be conducted at the Annual Meeting unless a quorum is present.  In order to have a quorum, a majority of the shares of Common Stock that are outstanding and entitled to vote at the meeting must be represented in person or by proxy. If there are not sufficient votes in attendance at the Annual Meeting in person or by proxy to constitute a quorum for approval of any matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum.

Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting and the director nominees who receive the most votes will be elected.  The affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to (i) approve, on an advisory basis, the compensation of our named executive officers as disclosed in these materials; and (ii) ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013.

How are abstentions and broker non-votes counted?

Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present.  Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting, with the nominees obtaining the most votes being elected.  Because there is no minimum vote required for the election of directors, abstentions or withhold votes and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Abstentions are counted in determining the total number of shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will have the same effect as a vote against:  (i) the proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in these materials; and (ii) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013.  Broker non-votes are not counted in determining the number of shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will not affect the outcome of the voting on these proposals.

What is the effect of the advisory vote?

The vote of the stockholders regarding the compensation of our named executive officers as disclosed in these materials is an advisory vote, and the results will not be binding on the Board of Directors or the Company.  However, the Board of Directors and the Compensation Committee, which is comprised of independent directors, will consider the outcome of the vote when making future executive compensation decisions.

What are the Board of Directors' recommendations?

The Board of Directors recommends that you vote all of your shares:

1.	FOR the election of the nine nominees named herein for director;

2.	FOR approval on an advisory basis of the compensation paid to the Company's named executive officers, as disclosed in these materials; and

3.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013.

May I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by:

●	delivering a written notice to the NIC Corporate Secretary bearing a date later than the date on your proxy stating that you would like to revoke your proxy;

●	completing, executing and delivering a new, later dated proxy card for the same shares prior to the deadline specified on the proxy card and following the instructions on the proxy card;

●	logging onto the Internet website specified on your proxy card in the same manner you would do to submit your proxy electronically or by calling the telephone number specified on your proxy card (in each case if you are eligible to do so) prior to the deadline specified on the proxy card and following the instructions on the proxy card; or

●	attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy.

Any written notice of revocation should be delivered to NIC Inc. Attention: Corporate Secretary, at 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061, no later than the day before the Annual Meeting date to ensure that it is received in a timely manner.

If you are the beneficial owner of shares held in “street name” by your broker, bank or other nominee and you have instructed such broker, bank or other nominee to vote your shares, you must follow directions received from such broker, bank or other nominee to change those instructions.

Who are the proxies who will vote my shares at the Annual Meeting if I timely return my proxy card?

The Company has designated Harry H. Herington, the Company's Chairman of the Board and Chief Executive Officer, and William F. Bradley, Jr., the Company's Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary, with full power of substitution, to vote the authorized proxies during the Annual Meeting.

Who will assist in the distribution of proxy materials and tabulate the vote?

The Company has retained Broadridge Investor Communication Services to assist in the distribution of proxy materials and tally the vote.  The inspectors of election appointed for the Annual Meeting will certify the results.

Is my vote confidential?

It is the Company's policy to maintain the confidentiality of proxy cards, ballots, and voting tabulations that identify individual stockholders, except they may be disclosed to officers, directors, authorized employees, and retained advisors to the Company, and where disclosure is mandated by law and in other limited circumstances.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K or quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.  If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

Why did I receive only one set of proxy materials when there are several stockholders at my address?

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker, bank or nominee. This practice is called “householding.”  If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process.  If these procedures apply to you, your broker, bank or other nominee will have sent one copy of our Annual Report to Stockholders and Proxy Statement to your address.  You may revoke your consent to householding at any time by contacting your broker, bank or other nominee.

If you did not receive an individual copy of our Annual Report to Stockholders and Proxy Statement, we will send copies to you if you contact us at 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061, (877) 234-3468, Attention: Corporate Secretary.  If you and other residents at your address have been receiving multiple copies of our Annual Report to Stockholders and Proxy Statement and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

Who can help answer my questions?

If you have any questions about the matters proposed in this Proxy Statement or the procedures for voting your shares, you should contact:

NIC Inc.
Attention: Corporate Secretary
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(877) 234-3468

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STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS
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NIC's business and affairs are managed under the direction of the Board of Directors.  Currently, there are nine directors:  Harry H. Herington; Art N. Burtscher; Daniel J. Evans; Karen S. Evans; Ross C. Hartley; C. Brad Henry; Alexander C. Kemper; William M. Lyons; and Pete Wilson. All of the directors are standing for election and their biographies appear on pages 18 to 20.  Directors Daniel J. Evans and Karen S. Evans are not related to each other.

Corporate Governance Principles and Best Practices and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Principles and Best Practices (“Principles and Best Practices”) that address the practices of the Board and, together with the Company's Certificate of Incorporation, Bylaws and Board Committee charters, provide the framework for governance of NIC.  The Company has also adopted a Code of Business Conduct and Ethics, which applies to all employees, including the Chief Executive Officer and the Chief Financial Officer.

The Principles and Best Practices and the Code of Business Conduct and Ethics are available on the Company's website at:

http://www.egov.com/Investors/CorporateGov/Pages/default.aspx.

If you would like to receive a paper copy of the Principles and Best Practices or the Code of Business Conduct and Ethics by mail, send your request in writing to the Corporate Secretary, NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061. The Company intends to disclose any changes in or waivers from its Code of Business Conduct and Ethics by posting such information on its website or by filing a Form 8-K with the SEC, as required.

Meetings of the Board

In 2012, the NIC Board of Directors had four regularly scheduled meetings, and special meetings were held as necessary, for a total of five meetings. Eight of the incumbent directors attended 100% of the meetings of the Board and the committees to which the director was assigned, and one of the incumbent directors attended 80% of the meetings of the Board and the committees to which he was assigned. The directors, in the aggregate, attended over 97% of the Board meetings. In addition, management and the directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the directors. The Board has access to management at all times. Directors standing for election are encouraged to attend the Annual Meeting of Stockholders.  All directors standing for election at the 2012 Annual Meeting of Stockholders attended the meeting in person or by phone.

Independence

The Board evaluates the independence of each director in accordance with applicable laws and regulations, the listing standards of the NASDAQ Stock Market (“NASDAQ”) and the criteria set forth in NIC’s Principles and Best Practices.  These standards include evaluating material relationships with NIC, if any, to the best of each director's knowledge, including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships.  Based on the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has determined for the calendar year 2012 that all of the directors, except Mr. Herington, are independent as required by applicable laws and regulations, by the listing standards of NASDAQ and by NIC’s Principles and Best Practices.  The Board has also assessed the independence of the members of the Audit, Compensation, and Corporate Governance and Nominating Committees based on applicable laws and regulations, the listing standards of NASDAQ and NIC’s Principles and Best Practices and has found all members of those committees to be independent.  The Board's findings are included in the discussion of the committees below.

The Company is aware that certain proxy advisory firms have previously recommended a “withhold” vote for Mr. Hartley, apparently based on the determination that Mr. Hartley is an “affiliated outside director” because he participated in the founding of the Company 20 years ago and served as an officer of a subsidiary of the Company in the 1990s. It is the policy of certain proxy advisory firms that “affiliated outside directors” should not serve on the Company’s independent board committees. The Company disagrees with these recommendations. The Board of Directors has determined that Mr. Hartley is “independent” as defined in the listing standards of the NASDAQ Stock Market and the rules of the SEC. The Company believes that Mr. Hartley provides significant value as a member of the Audit Committee and the Corporate Governance and Nominating Committee and is not biased in carrying out his responsibilities as a committee member as a result of his prior service to the Company.

Stockholder Communications with Directors

A stockholder who would like to communicate directly with the Board, a committee of the Board or with an individual director, should send the communication to:

NIC Inc.
Board of Directors [or committee name or director's name, as appropriate]
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

Also, stockholders can contact the Board of Directors at board@egov.com.

NIC will forward all such stockholder correspondence to the Board, committee or individual director, as appropriate.  This process has been approved by the independent directors of NIC.

Board Leadership Structure

Harry H. Herington serves as the Company's Chairman of the Board and Chief Executive Officer.  Art N. Burtscher serves as the Lead Independent Director. The Board believes that combining the positions of Chairman of the Board and Chief Executive Officer and having a Lead Independent Director provides an efficient and effective leadership model for the Company, combining clarity on strategy and decision-making with effective independent oversight. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for the Company and provides a single leader to guide the Company in executing the Company's business strategy. The Board does not believe that the Board's independence is compromised by having a single person serve as Chairman of the Board and Chief Executive Officer. The Board believes that having a Lead Independent Director ensures that a strong, independent director leads the Board's independent directors and is a single point of contact for the Chairman on most routine board items, especially between meetings. The Board believes this structure avoids the management issues that often arise when the Chairman of the Board and Chief Executive Officer duties are separated.  Further, a Lead Independent Director helps facilitate dialogue between the Board and stockholders by specifically identifying an independent director available for consultation and communication.

Pursuant to the Company's Bylaws, the Chairman of the Board is responsible for presiding over all meetings of the Board of Directors and performs such other duties and may exercise such other powers as from time to time may be assigned to him or her by the Bylaws or by the Board or which he believes are appropriate.  The Lead Independent Director's powers, duties and responsibilities established by the Board include the following:  (a) calling and presiding at executive sessions of the Board at which only independent directors are permitted to be present, along with other persons invited to attend such sessions by the Lead Independent Director or a majority of the  independent directors; (b) as deemed appropriate by the Lead Independent Director, communicating with other independent directors in advance of each executive session to develop an agenda of issues for discussion in the executive session; (c) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (d) calling special meetings of the Board; (e) serving as liaison between the Chairman of the Board and the independent directors; (f) reviewing or adding materials sent to the Board that are initially prepared by or under the direction of the Chairman of the Board; (g) reviewing or adding meeting agendas for the Board that are initially prepared by the Chairman of the Board; (h) reviewing meeting schedules that are initially prepared by the Chairman of the Board in order to assure that there is sufficient time for discussion of all agenda items; (i) making recommendations to the Board regarding the structure of Board meetings; (j) recommending matters for consideration by the Board; (k) serving as an independent point of contact for stockholders wishing to communicate with the Board other than through the Chairman of the Board; (l) collaborating with the Chairman of the Board on recommending tasks to be assigned to the appropriate committees; (m) with the approval of the Corporate Governance and Nominating Committee, overseeing the annual evaluation of the Board and its committees; and (n) having the right to engage legal, financial and other advisers to represent the independent directors.

Risk Oversight

The Board has delegated to the Audit Committee, consisting solely of independent directors, the responsibility to oversee the assessment and management of the Company's risks, including reviewing with management significant risk exposures potentially facing the Company and the policies and steps implemented by management to identify, assess, manage and monitor such exposures. The Company's Compensation Committee, consisting solely of independent directors, is responsible for overseeing the management of risks relating to the Company's compensation plans and arrangements and reporting to the Audit Committee and the Board. The Board is regularly informed through committee reports regarding the Company's risks, and reviews and discusses such risks in overseeing the Company's business strategy and operations.

Committees of the Board

As described below, there are three standing committees of the Board.  Each committee's activities are governed by a charter that is available on the Company's website at http://www.egov.com/Investors/CorporateGov/Pages/default.aspx, or by sending your request in writing to the Corporate Secretary, NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

The table below shows the members of each Committee of the Board:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Art N. Burtscher, Chairman	Alexander C. Kemper, Chairman	William M. Lyons, Chairman
Daniel J. Evans	Art N. Burtscher	Art N. Burtscher
Karen S. Evans	Daniel J. Evans	Daniel J. Evans
Ross C. Hartley	Karen S. Evans	Karen S. Evans
C. Brad Henry	C. Brad Henry	Ross C. Hartley
Alexander C. Kemper	William M. Lyons	C. Brad Henry
William M. Lyons	Pete Wilson	Alexander C. Kemper
Pete Wilson		Pete Wilson

The Audit Committee

The Audit Committee oversees management's responsibility for the integrity of the Company's accounting and financial reporting and systems of internal controls.  The Committee also oversees the performance of the Company's independent registered public accounting firm and the Company's compliance with legal and regulatory requirements.  In addition, the Committee has the responsibility to oversee the assessment and management of the Company's risks. The Audit Committee met five times during 2012. The report of the Audit Committee is included in this Proxy Statement starting on page 16.

The Board of Directors has determined that all of the members of the Audit Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and NIC's Principles and Best Practices.  The Board of Directors has determined that at least one member of the Committee, Mr. Burtscher, qualifies as an “audit committee financial expert.”

The Compensation Committee

The Compensation Committee is responsible for the establishment and oversight of the Company's executive compensation program.  The Committee also has responsibility for general oversight of the Company's compensation policies and practices for all employees, particularly with respect to how such policies relate to the achievement of Company business goals and the Company's management of risk.  It is the responsibility of the Committee to review, recommend and approve changes to the Company's compensation policies and benefits programs and to otherwise ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented.  The Committee establishes the compensation levels of the Company's Chief Executive Officer and the Company's other executive officers, and reviews and makes recommendations to the Board regarding the level and form of the Company's director compensation. The Committee also administers the Company's stock plans, including the 2006 Amended and Restated Stock Option and Incentive Plan and the 1999 Employee Stock Purchase Plan.  The Committee also administers the NIC Inc. Executive Incentive Plan.  Finally, the Committee performs other duties related to compensation that the Board from time to time may assign.  The Compensation Committee held five meetings in 2012.  The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and NIC’s Principles and Best Practices.

The Compensation Committee may delegate any of its responsibilities to sub-committees and may delegate day-to-day administration of incentive and employee benefit plans to appropriate Company personnel. In addition, upon occasion, matters have been escalated from the Compensation Committee to the full Board of Directors for action. The executive officers receive assignments from the Compensation Committee, for example, researching compensation levels for employees, executives or directors at companies in comparable industries or of comparable size in terms of number of employees, annual revenues or market capitalization.  The Compensation Committee also tasks the executive team with the first, and subsequent, drafts of the executive incentive compensation plan each year and with drafting revisions based upon Committee guidance.

The Compensation Committee has reviewed, with management, the design and operation of the Company's compensation arrangements, including the performance objectives and target levels used in connection with incentive awards and has evaluated the relationship between the Company's risk management and these arrangements. The Compensation Committee believes that the Company's compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from the Company's compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

The Committee has the authority to retain and terminate any compensation consultant used to assist in the evaluation of executive officer compensation.  In December 2010 and December 2012, as further discussed below, the Compensation Committee, with the assistance of the executive team, engaged Semler Brossy Consulting Group, LLC (“SBCG”) to assess the Company's management compensation structure, including executive compensation, for future periods and to perform peer review analysis among other public companies engaged in the information technology services industries with similar annual revenues, number of employees, market capitalization and other financial metrics. SBCG also undertook a similar analysis in December 2010 with respect to the compensation of the Company's directors.  As required under applicable SEC rules, the Company reviewed the relationships among SBCG and the Company's directors and executive officers in order to assess whether the work performed by SBCG raised any conflicts of interest.  The Company did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met five times in 2012.  The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and NIC’s Principles and Best Practices.  The Committee focuses on two primary areas: corporate governance and nomination of directors.

The Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board's role in the governance of the Company.  The Committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees and reflects those policies and practices in NIC’s Principles and Best Practices, which can be found on the Company's website.  The Committee also oversees the Company's stock ownership guidelines for non-employee directors and certain executive officers.

Nomination of Directors

The Corporate Governance and Nominating Committee evaluates the qualifications of candidates for election as directors.  In exploring potential candidates for directors, the Committee considers individuals recommended by members of the Committee, other directors, members of management, stockholders and self-nominated individuals.  In nominating candidates, the Committee takes into consideration such factors as it deems appropriate on a case-by-case basis.  A discussion of factors that the Committee may consider is included under “Election of Directors” in this Proxy Statement beginning on page 17.

The Committee will consider Board nominees recommended by stockholders who provide the recommendation in accordance with the procedures in the Bylaws for stockholder nominations of directors.  The Committee intends to apply the same standards in considering candidates submitted by stockholders and self-nominated individuals as it does in evaluating candidates submitted by members of the Board of Directors and members of management.

The Bylaws require that a stockholder who wishes to nominate an individual for election as a director at the Company's 2014 Annual Meeting of Stockholders must give the Company advance written notice no earlier than 120 days and no later than 90 days prior to the anniversary date of this year’s Annual Meeting.  Accordingly, notice of any director nomination that a stockholder intends to present at the Company’s 2014 Annual Meeting must be received at the Company's principal executive offices not earlier than January 7, 2014 and not later than February 6, 2014.  The Bylaws also require a stockholder who wishes to nominate an individual or him or herself for election as a director to provide certain specified information.  This specified information includes, among other things, certain information about the stockholder and certain information about the nominee, such as the nominee's name, address, principal occupation, relationship with the nominating stockholder, a completed questionnaire and the nominee's written consent to being named a nominee and to serve as a director if elected.

Stockholders may request a copy of the Bylaw requirements from:

Corporate Secretary
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

Notice of any director nominations for this year's Annual Meeting must have been received no earlier than January 1, 2013 and no later than January 30, 2013.  NIC did not receive any stockholder nominations of directors within this timeframe.

The Board has determined that a majority of the Board members are independent directors.  Each nominee for director is an existing director standing for re-election.

Involvement in Certain Legal Proceedings

In connection with a settlement with the SEC in 2011 resolving its investigation relating to the reimbursement and disclosure by the Company of expenses to Jeffery S. Fraser, the Company's former Chairman of the Board and Chief Executive Officer, the Company and Harry H. Herington, Chairman of the Board and Chief Executive Officer, consented to a permanent injunction against future violations of certain provisions of the federal securities laws and SEC rules which are set forth in exhibits to the Current Report on Form 8-K filed by the Company with the SEC on January 12, 2011 describing the settlement.

In January 2011, the SEC filed a civil complaint against Stephen M. Kovzan, NIC's Chief Financial Officer, in the U.S. District Court for the District of Kansas alleging violations of certain provisions of the federal securities laws detailed in that complaint relating to the reporting and disclosure of expenses by Mr. Fraser.  Mr. Kovzan is represented by personal counsel and he has informed NIC that, based on advice of his counsel, he intends to defend himself against those charges because he believes they are without merit.

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DIRECTOR COMPENSATION
_________________

The structure and approach of the Company’s director compensation program in 2012 remained unchanged from 2011.

The Company provides the following cash compensation to its directors:  (1) an annual cash retainer of $24,000, (2) an annual cash retainer premium paid for committee chairs of $10,000 for the Audit Committee and $5,000 each for the Corporate Governance and Nominating Committee and the Compensation Committee, (3) an annual cash retainer premium paid for committee members of $5,000 for the Audit Committee and $2,500 each for the Corporate Governance and Nominating Committee and the Compensation Committee, and (4) quarterly Board meeting attendance fees of $2,500.  New directors receive a prorated retainer for the portion of the year served on the Board until the next Annual Meeting of Stockholders.  From an equity compensation standpoint, the Company's Board compensation program provides for an annual grant of service-based restricted stock (with equal annual vesting over four years) with a grant date fair value of $60,000.  The ratio of equity to cash compensation is approximately 55% to 45%, which is in line with SBCG's recommendation of a preponderance of total value coming from equity compensation.

Upon first joining the Board, any new director will receive an award of restricted stock (with equal annual vesting over four years) with an equivalent fair market value of $25,000 on the date of the award.  Directors are entitled to cash dividends on shares of unvested restricted stock (including initial and annual share grants) in the same amount and at the same time as dividends are paid to other holders of the Company’s common stock.

Directors who are also executive officers of the Company do not receive compensation for service on the Board of Directors.  Therefore, Mr. Herington is not listed in the Director Compensation table below.

All directors are eligible to participate in the Company's 2006 Amended and Restated Stock Option and Incentive Plan.  Non-employee directors are not eligible to participate in the Company's Employee Stock Purchase Plan.  Directors are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

In March 2011, the Company adopted a stock ownership policy applicable to non-employee directors and the Company’s Executive Leadership Team, as further discussed below under the Compensation Discussion and Analysis section beginning on page 22.

In December 2010, after three years of the Company operating under its previous director compensation program, the Compensation Committee engaged Semler Brossy Consulting Group (“SBCG”) to update its assessment of director compensation.  SBCG determined that director compensation levels were generally well-aligned with an updated peer group of companies and with the broader market, and were generally approximate to the peer group median.  SBCG referenced director compensation data for the same 15 companies referenced for its then recent executive compensation study, as further discussed below under Compensation Discussion and Analysis, and also referenced broader market survey data.

The following table provides information on the compensation of non-employee directors in 2012.

Director Compensation in Fiscal 2012 (1)

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2) (c)	All Other Compensation ($) (g)	Total ($) (h)
Art N. Burtscher (3)	49,000	60,000	3,841	112,841
Daniel J. Evans (4)	44,000	60,000	3,841	107,841
Karen S. Evans (5)	44,000	60,000	1,660	105,660
Ross C. Hartley (6)	41,500	60,000	3,841	105,341
C. Brad Henry (7)	44,000	60,000	1,660	105,660
Alexander C. Kemper (8)	46,500	60,000	3,841	110,341
William M. Lyons (9)	46,500	60,000	3,384	109,884
Pete Wilson (10)	44,000	60,000	3,841	107,841

(1)
The Option Awards, Non-Equity Incentive Plan Compensation and Change in Pension Value and Nonqualified Deferred Compensation Earnings columns have been omitted from the Director Compensation table because the Company does not provide director compensation in any of these categories.

(2)
Amounts reported in the Stock Awards column represent the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718.  However, these amounts do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the non-employee director will perform the requisite service to vest in the award.  For assumptions used in determining these values, refer to Note 10 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC.  The grant date fair value does not reflect dividends payable on unvested shares of restricted stock.  The value of dividends declared on unvested shares of restricted stock is reported in the All Other Compensation column and not in the Stock Awards column.

(3)	All Other Compensation for Mr. Burtscher consists of a cash dividend equivalent of $0.25 per share on 15,363 unvested shares of restricted stock declared by the Company in November 2012.

At December 31, 2012, Mr. Burtscher directly owned the following unvested restricted stock awards:

	(i)	2,618 unvested service-based restricted shares, which vest on May 5, 2013;

	(ii)	3,958 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 4, 2013;

	(iii)	3,543 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 3, 2013; and

	(iv)	5,244 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 1, 2013.

(4)	All Other Compensation for Governor Evans consists of a cash dividend equivalent of $0.25 per share on 15,363 unvested shares of restricted stock declared by the Company in November 2012.

At December 31, 2012, Governor Evans directly owned the following unvested restricted stock awards:

	(i)	2,618 unvested service-based restricted shares, which vest on May 5, 2013;

	(ii)	3,958 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 4, 2013;

	(iii)	3,543 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 3, 2013; and

	(iv)	5,244 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 1, 2013.

(5)	All Other Compensation for Ms. Evans consists of a cash dividend equivalent of $0.25 per share on 6,639 unvested shares of restricted stock declared by the Company in November 2012.

At December 31, 2012, Ms. Evans directly owned the following unvested restricted stock awards:

	(i)	1,395 unvested service-based restricted shares, which vest in three equal annual installments beginning on October 24, 2013; and

	(ii)	5,244 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 1, 2013.

(6)	All Other Compensation for Mr. Hartley consists of a cash dividend equivalent of $0.25 per share on 15,363 unvested shares of restricted stock declared by the Company in November 2012.

At December 31, 2012, Mr. Hartley directly owned the following unvested restricted stock awards:

	(i)	2,618 unvested service-based restricted shares, which vest on May 5, 2013;

	(ii)	3,958 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 4, 2013;

	(iii)	3,543 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 3, 2013; and

	(iv)	5,244 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 1, 2013.

(7)	All Other Compensation for Governor Henry consists of a cash dividend equivalent of $0.25 per share on 6,639 unvested shares of restricted stock declared by the Company in November 2012.

At December 31, 2012, Governor Henry directly owned the following unvested restricted stock awards:

	(i)	1,395 unvested service-based restricted shares, which vest in three equal annual installments beginning on October 24, 2013; and

	(ii)	5,244 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 1, 2013.

(8)	All Other Compensation for Mr. Kemper consists of a cash dividend equivalent of $0.25 per share on 15,363 unvested shares of restricted stock declared by the Company in November 2012.

At December 31, 2012, Mr. Kemper directly owned the following unvested restricted stock awards:

	(i)	2,618 unvested service-based restricted shares, which vest on May 5, 2013;

	(ii)	3,958 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 4, 2013;

	(iii)	3,543 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 3, 2013; and

	(iv)	5,244 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 1, 2013.

(9)	All Other Compensation for Mr. Lyons consists of a cash dividend equivalent of $0.25 per share on 13,535 unvested shares of restricted stock declared by the Company in November 2012.

At December 31, 2012, Mr. Lyons directly owned the following unvested restricted stock awards:

	(i)	790 unvested service-based restricted shares which vest on August 6, 2013;

	(ii)	3,958 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 4, 2013;

	(iii)	3,543 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 3, 2013; and

	(iv)	5,244 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 1, 2013.

(10)	All Other Compensation for Governor Wilson consists of a cash dividend equivalent of $0.25 per share on 15,363 unvested shares of restricted stock declared by the Company in November 2012.

At December 31, 2012, Governor Wilson directly owned the following unvested restricted stock awards:

	(i)	2,618 unvested service-based restricted shares, which vest on May 5, 2013;

	(ii)	3,958 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 4, 2013;

	(iii)	3,543 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 3, 2013; and

	(iv)	5,244 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 1, 2013.

The Board determined the terms and conditions of any such equity awards, including those that apply upon the termination of a non-employee director's service as a Board member.

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REPORT OF THE AUDIT COMMITTEE
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In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2012 and the effectiveness of the Company's internal control over financial reporting as of December 31, 2012.

In addition, the Audit Committee has received from and discussed with management and the independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the Audit Committee, including the matters required by the Public Company Accounting Oversight Board, or PCAOB, AU Section 380 (Communication with Audit Committees), as modified or supplemented.  Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants.  As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.  Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm.

Based upon the reports and discussions described in this report, in reliance on management and the independent registered public accounting firm, and subject to the limitations of our role, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements referred to above in the Company's Annual Report on Form 10-K.

Respectfully submitted,

The Audit Committee
Art N. Burtscher (Chairman)
Daniel J. Evans
Karen S. Evans
Ross C. Hartley
C. Brad Henry
Alexander C. Kemper
William M. Lyons
Pete Wilson

Employee Complaint Procedures for Accounting and Auditing Matters

The Board has adopted a Hotline Reporting Policy (which contains employee complaint procedures for accounting and auditing matters) for all employees, which can be found on the Company's website.  This document contains procedures for the Audit Committee to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, as part of a Company-wide effort to allow for the confidential and anonymous submission by employees, contractors, and others of concerns regarding questionable accounting or auditing matters in the same manner as other employee complaints, including “whistle blower” complaints, which the Company terms “hotline reporting complaints or concerns.”  In May 2011, the Board amended the Hotline Reporting Policy to also encourage employees to report any complaints or concerns regarding fraud, corruption, policy violations, or illegal activities.  The amended procedures specifically note that employees should report violations of NIC's Code of Business Conduct and Ethics.  In September 2011, the Company retained the services of NAVEX Global Inc. (formerly EthicsPoint, Inc.) to provide an anonymous hotline reporting service independent of the Company.  This service also allows anonymous communication with the person expressing a concern, if the person permits it.  The web address and telephone number for submitting concerns or complaints are egov.ethicspoint.com and (855) 290-3374.  Concerns or complaints can also be mailed to:

NAVEX Global Inc.
600 Meadows Road, Suite 200
Lake Oswego, OR 97035

ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

The Board of Directors currently consists of nine directors.  Each of the nominees listed below is an incumbent director whose nomination to serve for a one-year term was recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors.  The nine nominees receiving the most votes will be elected.  Abstentions and broker non-votes have no effect on the election.  Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve.  However, if any nominee becomes unavailable to serve at the time of the Annual Meeting, the Board of Directors may provide for a lesser number of directors or designate substitute nominees.  If substitute nominees are designated, the persons named in the enclosed proxy will vote proxies for the remaining nominees and any substitute nominees, unless otherwise instructed by a stockholder.

If you wish to vote for or withhold your vote from all nominees, please mark the corresponding box on your proxy card.  If you do not wish your shares to be voted for a particular nominee, you should note that nominee's name in the exception space provided on the proxy card.  The following biographies provide information about each nominee's principal occupation and business experience, age, and other directorships, as well as current NIC Board committee memberships.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, recommends a vote FOR each of the nominees.

Name	Age	Position
Harry H. Herington	53	Chairman of the Board and Chief Executive Officer
Art N. Burtscher	62	Lead Independent Director
Daniel J. Evans	87	Director
Karen S. Evans	53	Director
Ross C. Hartley	65	Director
C. Brad Henry	49	Director
Alexander C. Kemper	47	Director
William M. Lyons	57	Director
Pete Wilson	79	Director

The following is a brief description of the business experience of each nominee for director and a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director for the Company, in light of the Company's business and structure.  In nominating candidates, the Committee takes into consideration such factors as it deems appropriate on a case-by-case basis, which may include experience, knowledge, skills, expertise, integrity, diversity of background and perspective, ability to make independent analytical inquiries, understanding of the Company's business environment, the interplay of the candidate's experience with that of the other Board members and willingness to devote adequate time and effort to Board responsibilities. While the Company does not have a formal diversity policy, the Company believes that the Board's deliberative process benefits from a reasonable diversity of backgrounds and perspectives. In reviewing the re-nomination of incumbent directors, the Committee also considers their participation at meetings, their understanding of NIC's business and the environment within which the Company operates, their attendance, and their independence and relationships, if any, with the Company.

Harry H. Herington became the Company's Chief Executive Officer in February 2008 and became the Chairman of the Board in May 2008.  He was elected to the Board of Directors in October 2006.  Mr. Herington served as President from May 2006 until February 2008 and as Chief Operating Officer from May 2002 until October 2006.  In addition, he served as the Company's Executive Vice President-Portal Operations from January 1999 through April 2002. He served as one of the Company's directors from May 1998 to February 1999.  He has also served as President of NICUSA, Inc., a wholly owned subsidiary of the Company, since 1998 and currently serves as a manager and officer of various subsidiaries of NICUSA, Inc. Mr. Herington has held numerous positions of authority and responsibility with the Company since 1995 as well as several positions of authority with other business and government organizations, which enables him to provide valuable leadership and insight into the Company's strategic direction. By reason of his early involvement and efforts, Mr. Herington is considered a founder of NIC as it became a national company.  Mr. Herington is also involved in numerous civic and non-profit activities.  Mr. Herington holds a B.S. degree from Wichita State University in Kansas and a J.D. degree from the University of Kansas School of Law.

Art N. Burtscher has served as one of the Company's directors since 2004, and was elected Lead Independent Director in February 2008.  He chairs the Audit Committee.  Mr. Burtscher currently serves as President-Western Region of Westwood Trust, a wholly-owned subsidiary of Westwood Holdings Group, LLC and a provider of trust services and a sponsor of common trust funds.  He served as Senior Vice President of Westwood Trust from 2010 through 2012.  Mr. Burtscher served as Chairman of McCarthy Group Advisors, L.L.C., an Omaha-based investment advisory firm, from 2004 to 2010. From 2000 to 2004, he was President of McCarthy Group Asset Management.  He has more than 30 years of financial services experience, including 13 years as President of Great Western Bank, N.A.  Mr. Burtscher currently serves on the boards of directors of American National Bank, Jet Linx, LLC, Novation (formerly NovaStar Financial), the Silverstone Group and Westwood Trust.  Mr. Burtscher's extensive experience in the financial services industry enables him to provide valuable contributions to the Board regarding financial, business and investment matters and to serve as the audit committee financial expert. He graduated from Fort Hays State University in Kansas with a B.S. in Business Administration and is a graduate of the School of Mortgage Banking.

Daniel J. Evans has served as one of the Company's directors since 1998.  Governor Evans is the chairman of and has served as a consultant for Daniel J. Evans Associates Consulting, a consulting company in the State of Washington, since May 1989.  Governor Evans currently serves as a director of Costco Wholesale Corporation and Archimedes Technology Group.  Mr. Evans has extensive service as a director, having served on more than 14 boards of directors and served on the audit committees of many of those boards. He also served as a U.S. Senator for the State of Washington from September 1983 to January 1989 and as the Governor of the State of Washington from January 1965 to January 1977.  The Board relies upon Governor Evan's extensive experience in state government and industry in guiding the Company's business strategy. Governor Evans holds a B.S. and an M.S. in civil engineering from the University of Washington.  Governor Evans is not related to Karen S. Evans, a nominee for director.

Karen S. Evans has served as one of the Company’s directors since October 2011.  Ms. Evans is currently the National Director of U.S. Cyber Challenge, a nationwide talent search and skills development program focused on the cyber workforce, as well as an independent consultant, providing guidance in the areas of leadership, management, and the strategic use of information technology.  Ms. Evans previously served as the de facto Chief Information Officer for the United States federal government, the Administrator of the Office of Electronic Government and Information Technology (IT) at the United States Office of Management and Budget, as well as the Chief Information Officer for the United States Department of Energy and the Director of the Information Resources Management Division, Office of Justice Programs in the United States Department of Justice. Her responsibilities additionally involved information security, privacy and access to, dissemination of and preservation of government information.  The Board relies upon Ms. Evan’s extensive experience in federal government and information technology in guiding the Company’s business strategy.  Ms. Evans holds a bachelor’s degree in chemistry and a Master’s degree in business administration from West Virginia University.  Karen S. Evans is not related to Governor Evans, a nominee for director.

Ross C. Hartley, one of the Company's founders, served as a director when the original companies were formed beginning in 1991 that were later combined to form NIC Inc.  He became one of NIC Inc.’s directors upon its formation in 1998. Mr. Hartley also served as President of The Hartley Insurance Group, a group of independent insurance agencies in Kansas, from 1974 to 2000. Mr. Hartley retired from all active work in 2000 and since that time has managed his own investments.  He also serves as a director of Empire District Electric Company, a public utility located in Joplin, Missouri.  Mr. Hartley's extensive experience with the Company since its founding and extensive business experience enables him to provide valuable guidance to the Board in overseeing the Company's business. Mr. Hartley holds a B.S. in mathematics from Baker University in Baldwin City, Kansas and a J.D. degree from the University of Kansas School of Law.

C. Brad Henry has served as one of the Company's directors since October 2011.  Governor Henry is currently of counsel to the law firm of Lester, Loving and Davies in Edmond, Oklahoma and a founding member of Henry-Adams Companies, LLC, a general consulting firm. In 2010, Governor Henry was appointed by President Barack Obama to the six-member Council of Governors, which works closely with the Secretary of Defense, the Secretary of Homeland Security, and other defense and national security advisors on the synchronization and integration of state and federal military services.  He served as governor of the State of Oklahoma for two consecutive terms ending in 2011, the maximum allowed under Oklahoma law. Prior to his election as governor, he practiced law and served 10 years in the Oklahoma State Senate, chairing the Senate Judiciary Committee and serving as vice-chair of the Senate Economic Development Committee.  The Board relies upon Governor Henry’s extensive experience in state government and industry in guiding the Company’s business strategy.  Governor Henry holds a bachelor’s degree in economics from the University of Oklahoma and a J.D. degree from the University of Oklahoma School of Law.

Alexander C. Kemper has served as one of the Company's directors since 2007.  He chairs the Compensation Committee.  Mr. Kemper is the chairman of the board of The Collectors Fund, a private equity fund focused on alternative asset classes, and serves as chairman and chief executive officer of Pollenware, a leading provider of payment optimization technology and early cash flow delivery for corporations.  He founded Perfect Commerce Inc., an application service provider for Internet sourcing and procurement tools and related professional services, and served as chairman and chief executive officer from 2000 to 2006.  Under his leadership, Perfect Commerce created the Open Supplier NetworkTM (OSNTM) and became the largest and fastest growing provider of on-demand supplier relationship management (SRM) technology in the United States.  Before founding Perfect Commerce, Mr. Kemper was the chairman of the board and CEO of UMB Bank, N.A. and CEO of UMB Financial Corp., a NASDAQ-traded financial services company with assets of more than $10 billion. He is an active angel and venture investor and currently serves on several corporate boards, including UMB Financial Corp. (NASDAQ: UMBF), UMB Bank, AXA Art, USA (NYSE: AXA), Sipvine, SCD Probiotics and BATS Exchange, the third largest stock exchange in the world. Mr. Kemper has extensive experience in finance, banking, investment, management and board service, as well as extensive experience with technology companies, which enables him to provide valuable guidance to his fellow directors on such matters. Mr. Kemper holds a B.A. degree from Northwestern University.

William M. Lyons has served as one of the Company's directors since 2009. He chairs the Corporate Governance and Nominating Committee.  Mr. Lyons was president and chief executive officer of American Century Companies, Inc., a Kansas City-based investment manager, until his retirement in March 2007. Mr. Lyons joined American Century in 1987 as assistant general counsel and during his tenure also served as its general counsel, executive vice president, and chief operating officer. Mr. Lyons was named president in 1997 and chief executive officer in 2000. Mr. Lyons also served as a director of American Century Companies, Inc. and numerous investment companies affiliated with American Century Companies, Inc. While at American Century, Mr. Lyons also was a senior executive of several operating subsidiaries, including American Century Investment Management, Inc., American Century Investment Services, Inc., and American Century Services Corp. He is currently a member of the board of directors of Morningstar, Inc. (NASDAQ: MORN), The NASDAQ Stock Exchange, and other civic and not-for-profit entities. Mr. Lyons's leadership of American Centuries Companies, Inc. through a period of substantial growth enables him to provide valuable guidance to the Board on business strategy and financial matters. Mr. Lyons holds a bachelor's degree in history from Yale University and a J.D. degree from Northwestern University School of Law.

Pete Wilson has served as one of the Company's directors since 1999. Governor Wilson served as Governor of the State of California from 1991 until 1999.  Prior to serving as Governor of California, Governor Wilson served in the U.S. Senate for eight years, representing the State of California from 1983 to 1991, and served as the mayor of San Diego, California from 1971 to 1983.  Governor Wilson is a principal at Bingham Consulting Group, a business consulting firm.  Governor Wilson is also a director of The Irvine Company, U.S. TelePacific Corp, and U.S. HealthWorks, Inc. and is a director and founder of the California Mentoring Foundation. He is a member of the California State Chamber of Commerce Board of Directors, and a member and Founding Chair of the Southern California Leadership Council.  Governor Wilson is a Distinguished Visiting Fellow of the Hoover Institution at Stanford University, and serves as a Trustee of the Ronald Reagan Presidential Foundation, the Richard Nixon Foundation, and the Criminal Justice Legal Foundation. He is past Chair (current Capital Campaign Chair) of the National World War II Museum.  Governor Wilson is also a former member of the Defense Policy Board (advisory to the Secretary of Defense) and the President's Foreign Intelligence Advisory Board and formerly served on the Thomas Weisel Partners board of advisors.  The Board draws upon Governor Wilson's extensive experience inside and outside government in overseeing the Company's business strategy and developing relationships with government partners.  He received his undergraduate degree from Yale University and his law degree from Boalt Hall (University of California at Berkeley).  After graduating from Yale, Governor Wilson spent three years in the Marine Corps as an infantry officer.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, recommends a vote FOR the election of Messrs. Herington, Burtscher, Evans, Hartley, Henry, Kemper, Lyons and Wilson and Ms. Evans.

_________________

EXECUTIVE COMPENSATION
_________________

REPORT OF THE COMPENSATION COMMITTEE
_________________

The Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) portion of this Proxy Statement with management.  Based on the Committee's review and discussions, the Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and the Company's Annual Report on Form 10-K.

Respectfully submitted,

The Compensation Committee
Alexander C. Kemper (Chairman)
Art N. Burtscher
Daniel J. Evans
Karen S. Evans
C. Brad Henry
William M. Lyons
Pete Wilson

_________________

COMPENSATION DISCUSSION AND ANALYSIS
_________________

Philosophy and Objectives of the Executive Compensation Program

For the fiscal year ended December 31, 2012, our named executive officers (“named executive officers” or “NEOs”) were as follows:

Name	Title
Harry H. Herington	Chairman of the Board and Chief Executive Officer
Stephen M. Kovzan	Chief Financial Officer
William F. Bradley, Jr.	Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary
Robert W. Knapp, Jr.	Chief Operating Officer
Ron E. Thornburgh	Senior Vice President of Business Development

Mr. Herington, in his role as Chief Executive Officer, has formally designated an Executive Leadership Team, comprised of the Company's most experienced senior executives having the most knowledge about the Company and its operations.  The Executive Leadership Team provides advice and counsel to Mr. Herington on a regular basis and assists in formulating strategy and tactics for furthering the Company’s business.  Executive Leadership Team members are Messrs. Herington, Kovzan, Bradley and Knapp.

Mr. Herington also formally designated a Senior Management Steering Group to provide a forum for discussing risks and opportunities identified by the various NIC divisions that might affect the growth and stability of the Company.  The Senior Management Steering Group is comprised of the Executive Leadership Team, as well as Mr. Thornburgh, and Ms. Aimi Daughtery, the Company’s Chief Accounting Officer.  Mr. Herington regularly consults with this broader group of senior management.

The Company is committed to increasing stockholder value through profitable growth and the execution of specific strategies.  Superior performance by our executive team is essential to these goals, so we have structured our executive pay programs to attract and retain talented, highly-qualified executives, to reward performance through incentive compensation and to align the interests of executives and stockholders through longer-term equity-based compensation.  The Company's Compensation Committee (referred to in this CD&A as the “Committee”) has adopted a straightforward approach to executive compensation, whereby material components of pay are tied to elements of the Company's financial performance.  This approach reinforces the Company's commitment to collaboration for the benefit of the Company, particularly among its Executive Leadership Team.  The Company's executive compensation program for Messrs. Herington, Kovzan, Bradley, and Knapp is comprised of base salary, short-term incentive compensation (i.e., annual cash bonus), and a two-pronged, long-term, equity-based incentive plan that includes annual restricted stock grants with (i) a service-based component and (ii) a performance-based component.  The Company’s executive compensation program for Mr. Thornburgh is comprised of base salary, short-term incentive compensation (i.e., annual cash bonus), a long-term, equity-based incentive plan that includes an annual service-based restricted stock grant, and an executive officer sales commission plan.  The Committee structures these core elements to align executive and stockholder interests, by fostering a team-based environment that recognizes the Company's entrepreneurial history and strong record of financial performance.

The Executive Compensation Program for Messrs. Herington, Kovzan, Bradley, and Knapp

The Committee has utilized the same basic structure for compensation of the members of the Executive Leadership Team since 2008, with incremental changes to the compensation program from year to year to reflect changes in circumstances as determined by the Committee. As noted above, the program is comprised of base salary, short-term incentive compensation (i.e., annual cash bonus), and a two-pronged, long-term, equity-based incentive plan that includes annual restricted stock grants with (i) a service-based component and (ii) a performance-based component. The Company believes the mix of short-term incentive and base cash compensation and longer-term service-based and performance-based equity compensation best promotes the Committee's goals of executive retention, rewarding and providing incentives for short-term and long-term performance and aligning the interests of executives and stockholders.

The Committee has retained a compensation consultant approximately every third year to provide updated information and analysis to the Committee. The Committee did not retain a compensation consultant in connection with its determination of the compensation of the members of the Executive Leadership Team for 2012. The Committee considered a number of factors, including the study prepared by the compensation consultant beginning in December 2010, as described below, in making changes to the compensation program for 2012.

2010 Study. The most recent study completed for the Committee prior to 2012 was commenced in December 2010 and completed in early 2011 by Semler Brossy Consulting Group (“SBCG”). The Committee retained SBCG as its independent compensation consultant in December 2010, primarily as a result of its familiarity with the Company’s executive compensation program, in addition to the Committee's satisfaction with the compensation consulting services SBCG had provided in the past. SBCG advised the Committee in 2007 and 2008 in connection with the establishment of the current executive compensation program.  SBCG does no other work for and has no other business relationships with the Company beyond its service to the Committee.  The purpose of the study by SBCG in December 2010 was to update its assessment of the Company's executive compensation program for the members of the Executive Leadership Team as well as its director compensation program.

In the 2010 study, SBCG screened the broader market using several filters to arrive at a peer group of 15 companies. The criteria used by SBCG to select the peer group were as follows: (1) United States publicly traded companies (excluding foreign companies trading American depositary receipts in the United States), (2) relevant information technology companies using Global Industry Classification Codes for Application Software, Internet Software and Service, Data Processing and Outsourced Services, and IT Consulting and Other Services, (3) companies of comparable size and similar business models, with primary consideration given to annual revenue, assets and market capitalization, and (4) companies with similar business focus and customers, with additional consideration given to earnings, assets, and number of employees.

The 15 members of the peer group were as follows:

Blackbaud Inc. (BLKB)	Move Inc. (MOVE)
Blackboard Inc. (BBBB)	Online Resources Corp. (ORCC)
DealerTrack Holdings Inc. (TRAK)	Perficient Inc. (PRFT)
Dice Holdings Inc. (DHX)	S1 Corp. (SONE)
EPIQ Systems Inc.(EPIQ)	Official Payments Holdings, Inc. (OPAY),
Internet Brands Inc. (INET)	(formerly Tier Technologies Inc. (TIER))
XO Group Inc. (XOXO)	Tyler Technologies Inc. (TYL)
(formerly Knot Inc. (KNOT))	Vocus Inc. (VOCS)
LoopNet Inc. (LOOP)

From a total annual compensation perspective, the 2010 study indicated that NIC's target annual compensation opportunities (i.e., base salary, annual cash incentive, and long-term, equity-based incentives) were well below market median of the peer group for each of NIC’s four executive officers, both by position and in the aggregate, and were generally approximate to the 25th percentile.  This positioning was driven mostly by incentive compensation, with the largest shortcoming attributable to long-term equity-based incentives.  The 2010 study also indicated that:

●	Base salaries were between the 25th and 50th market percentiles;

●	Target total annual cash (i.e., base salaries and annual cash incentive) was generally at or below 25th market percentiles;

●	Total annual compensation, inclusive of long-term, equity based incentives, was at or below 25th market percentiles; and

●	The “gap to market” was most significant for NIC’s Chief Executive Officer.

Based in part on these findings, the Committee determined in 2011 to move “target” total annual compensation opportunities for the members of the Executive Leadership Team toward the market 50th percentile over a multi-year period, to the extent practicable, taking into account all other factors considered by the Committee.  Further, the Committee determined to emphasize incentive pay opportunities when moving pay for the Executive Leadership Team, which underscored the Company’s strong orientation to pay-for performance and aligns with the Company’s long-term growth objectives. Based upon an estimate prepared by management, the Committee estimated that its changes for 2012 described below would place “target” total compensation opportunities for the Executive Leadership Team as a group in approximately the 35th percentile based upon the 2010 study, with all of the individual members of the Executive Leadership Team between the 25th and 50th percentiles based upon the 2010 study.

Role of Executive Officers in Compensation Decisions.  Our Chief Executive Officer, Chief Financial Officer and other executive officers attended portions of Committee meetings throughout the year in order to provide information and help explain data relating to matters under consideration by the Committee.  Executive officers, however, were not present during deliberations or determination of their respective compensation or during executive sessions.  In addition, our Chief Executive Officer and Chief Financial Officer submitted recommendations to the Committee regarding salary, bonus, equity compensation, performance goals and overall compensation levels for executive officers.  All decisions regarding the compensation of executive officers ultimately were made solely by the Committee, which considered these recommendations and exercised its discretion to modify certain recommended adjustments or awards based on a number of factors considered by the Committee, as described below.  The Committee's determinations regarding compensation, including the increase in performance targets for annual cash compensation and performance-based restricted stock, were generally consistent with the recommendations of management, except that the Committee approved larger increases in base salary than those recommended by management, for the reasons discussed below.

2012 Overview. In January 2012, the Committee approved executive compensation for Messrs. Herington, Kovzan, Bradley, and Knapp, taking into account the Committee’s assessment of Company and executive performance, the goals of the Company’s executive compensation program, management’s recommendations and the 2010 study.  There were no changes to the basic structure of the executive compensation program used since 2008, consisting of base salary, an annual cash incentive, and a two-pronged, long-term equity-based incentive that includes annual restricted stock grants with (i) a service-based component and (ii) a Company performance-based component.  The Committee increased base salaries of each of the members of the Executive Leadership Team.  The Committee also increased annual incentive opportunities (generally expressed as percentages of base salaries) and long-term incentive opportunities (again, generally expressed as percentages of base salaries), making certain modifications to the annual cash incentive component, the annual amount of service-based restricted stock awarded to each of the members of the Executive Leadership Team as a percentage of such member’s annual base salary, and the long-term, equity-based, Company performance component for 2012 to increase target incentive percentages of base salary in some cases, including percentages  above and below target, in keeping with the Committee's intention to progressively increase, over a multi-year period, total compensation opportunities via incentive pay as discussed above. Importantly, the Committee increased certain performance levels required to achieve these increased incentive opportunities in both the annual and long-term programs based upon the Company's performance prior to 2012 and the then-expected growth rates in 2012 and over the three-year performance period ending December 31, 2014, which will be used to determine vesting of the performance-based restricted stock granted in 2012.

A substantial majority of the votes cast by stockholders in an advisory “say on pay” vote were voted in favor of the Company’s 2011 executive compensation program at the Company’s May 1, 2012 Annual Meeting of Stockholders. Changes to the 2012 executive compensation program are further discussed below.

Base salary. In 2012, the Committee increased base salaries of each of the members of the Executive Leadership Team as follows:

Name	Previous Base Salary	New Base Salary	Percentage Increase

Harry H. Herington	$405,000	$465,500	15%
Stephen M. Kovzan	$275,000	$297,000	8%
William F. Bradley, Jr.	$275,000	$297,000	8%
Robert W. Knapp, Jr.	$275,000	$297,000	8%

The Committee awarded merit increases in base salary for each of the members of the Executive Leadership team primarily in recognition of the Company’s strong financial performance and success in securing a record number of new state portal outsourcing contracts (four) in the previous year.  In addition, for Mr. Herington, the Committee considered the total compensation “gap to market” in Mr. Herington’s compensation reflected in the 2010 study as an additional factor in awarding him a higher percentage increase in base salary. Under the terms of the program, the base salaries of executive officers are subject to change by the Committee from time to time.

Annual cash incentive plan design and opportunities.  Annual cash incentives place a portion of each Executive Leadership Team member’s annual compensation at risk to encourage behavior and drive results that create value for the Company's stockholders in the near term.  The annual cash incentive plan for the Executive Leadership Team measures annual Company performance using the following key financial metrics as performance criteria:

●	Operating income - 50% weighting

●	Total revenues - 25% weighting

●	Cash flow return on invested capital (“CFROIC”), excluding income taxes paid - 25% weighting

Management and the Committee believe that these metrics drive stockholder value in the near term and comprise a strong pay-for-performance relationship.  The definitions of operating income and total revenues are consistent with those terms defined in generally accepted accounting principles and may be derived directly from the face of the consolidated statements of income included in the Company's Annual Report on Form 10-K for the applicable annual period.  CFROIC is defined as consolidated cash flow from operating activities (excluding income taxes paid), minus capital expenditures, the difference of which is divided by the difference between total assets and non-interest bearing current liabilities.  Consolidated cash flow from operating activities and capital expenditures may be derived from the face of the consolidated statements of cash flows included in the Company's Annual Report on Form 10-K for the applicable annual period.  Total assets and non-interest bearing liabilities may be derived from the face of the consolidated balance sheets included in the Company's Annual Report on Form 10-K for the applicable annual period.

For 2012, the Committee retained the “target” performance levels for the Company for operating income and total revenues, which were based upon the Company's annual budget approved by the Board of Directors.  However, as reflected in the table below, the Committee increased the target performance level for CFROIC by 5% (i.e., 50% to 55%) as compared to the 2011 target level, based upon actual 2011 performance and to provide appropriate incentive under this measure for 2012 based on budgeted performance.

Performance of the Company at the target level is intended to result in an annual cash incentive at a specified percentage of the executive's base salary. The Committee also determined a range of possible cash incentives above and below target performance for achieving “threshold” and “superior” performance.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation is to be used.  No payments are to be awarded under the plan with respect to a performance criterion if threshold performance with respect to that criterion is not achieved, and no additional payments are to be awarded for performance in excess of the superior level.

Taking into account the current mix of compensation, the Company’s strong financial performance, management’s recommendations and the 2010 study, and with the intention of increasing target total annual compensation opportunities for the members of the Executive Leadership Team over a multi-year period as described above, with the emphasis on increasing incentive pay, the Committee increased the 2012 percentage levels of base salary for the Chief Executive Officer as follows:

	Previous %	2012%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	37.5%	40%	0.5 X target
Target	75%	80%	1.0 X target
Superior	125%	134%	1.67 X target

For 2012, the Committee maintained the percentage levels of base salary for the other three members of the Executive Leadership Team as follows:

	Previous %	2012%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	30%	30%	0.5 X target
Target	60%	60%	1.0 X target
Superior	100%	100%	1.67 X target

For the Chief Executive Officer and other three members of the Executive Leadership Team, threshold performance for incentive awards under each performance criterion remained at 0.5 times target in 2012 (the same as in 2011), and for superior performance each criterion remained at 2 times target (the same as in 2011).  In addition, the maximum total incentive payout for all three performance criteria when combined was capped at 1.67 times target (the same as in 2011).

The higher target percentage level established for the Chief Executive Officer reflects differences in the scope of duties and responsibilities of the Chief Executive Officer and, in part, the more significant “gap to market” for the Chief Executive Officer’s total cash compensation as discussed above, as compared to the other three members of the Executive Leadership Team.

The following table sets forth what constituted threshold, target and superior Company performance levels for the performance criteria included in the annual cash incentive plan for 2012:

Performance Levels
Performance Criteria	Threshold	Target	Maximum

Operating income	90% of budget	Budget	110% of budget

Total revenues	95% of budget	Budget	105% of budget

Cash flow return on invested capital	50%	55%	60%
(excluding income taxes paid)

With respect to the likelihood of the Company achieving its annual budget goals, the Company establishes what it considered to be ambitious, yet achievable, annual budgets, whereby over time, approximately half of actual results would fall above (or below) budgeted performance.  Threshold and maximum performance levels in the table above were recommended by management and approved by the Committee based on the Company's past performance with respect to these metrics generally and relative to budget. As discussed above, the only change to performance levels was to increase the threshold, target and maximum percentages for cash flow return on invested capital (excluding income taxes paid) by 5% (500 basis points) based upon a recommendation of management.

Under the Company’s compensation program, the Committee retains sole discretion to reduce or eliminate an executive's annual cash incentive to reflect either (i) the executive's performance or (ii) unanticipated factors.  In addition, the program includes a discretionary component to the annual cash incentive whereby the Committee may adjust the calculated annual cash incentive amount (based on actual results vs. target) upwards or downwards by up to 20% based on the Company’s relative performance to market and/or its peer group for the performance period based upon criteria selected by the Committee.

After the end of the 2012 fiscal year, the Committee determined the Company's actual performance for each of the three performance criteria as follows:

Performance Criteria	2012 Actual Performance	2012 Target Performance	Actual Performance As % of Target	Payout As % of Target	Weighting	Weighted Payout As % of Target

Operating income	$43,191,770	$42,818,610	100.9%	108.7%	50%	54.4%

Total revenue	$211,142,526	211,755,667	99.7%	97.1%	25%	24.3%

Cash flow return on invested capital (excluding income taxes paid)	36.0%	55.0%	65.6%	0.0%	25%	0.0%
			Total Payout as % of Target			78.7%

An annual incentive payment equaling approximately 63% of base salary (78.7% of the target opportunity, as noted in the table above) was paid to Mr. Herington and annual incentive payments equaling approximately 47% of base salary (78.7% of the target opportunity, as noted in the table above) were paid to Messrs. Kovzan, Bradley and Knapp in early 2013 based on the Company's actual 2012 financial performance in relation to the performance criteria and performance levels included in the annual cash incentive plan for 2012.  In addition, the Committee exercised its discretion as permitted under the program to increase the 2012 cash incentive amount earned by 20% in recognition of the Company's strong financial performance, including total shareholder return, compared to its peer group and the broader market in general during 2012. The annual cash incentive plan payouts for 2012 were as follows:

Name	2012 Annual Cash Incentive Payout	2012 Discretionary Payout	2012 Total Payout
Harry H. Herington	$292,831	$58,566	$351,397
Stephen M. Kovzan	$140,125	$28,025	$168,150
William F. Bradley, Jr.	$140,125	$28,025	$168,150
Robert W. Knapp, Jr.	$140,125	$28,025	$168,150

Long-term, equity-based incentive plan design and opportunities.  As determined by the Committee, the Company's long-term, equity-based incentive plan for the members of the Executive Leadership Team included in the executive compensation program provides for annual restricted stock grants with a service-based component and a Company performance component to compensate executives with regard to the Company's long-term growth objectives.

Service-Based Component

Under the long-term incentive plan, the Committee increased the 2012 annual amount of service-based restricted stock to be awarded to the Chief Executive Officer to 75% of the executive's annual base salary from 60% in 2011 in order to provide additional retention and performance incentives, further align the interests of the executives and stockholders and in part to lessen the total compensation “gap to market” for this position discussed above.  The Committee also increased the 2012 annual amount to be awarded to the other three members of the Executive Leadership Team to 60% of each executive's annual base salary from 50% in 2011 in order to provide additional retention and performance incentives, further align the interests of the executives and stockholders and in part to lessen the total compensation “gap to market” for these positions as discussed above. The increases were consistent with the recommendations of management. The higher percentage of base salary for the Chief Executive Officer reflects differences in the scope of duties and responsibilities of the Chief Executive Officer as compared to the other three members of the Executive Leadership Team. Service-based restricted stock awards vest ratably over a four-year service period following the date of grant.  There is no performance component tied to the service-based award.  The members of the Executive Leadership Team are entitled to cash dividends on shares of unvested service-based restricted stock in the same amount and at the same time as dividends are paid to other holders of the Company’s common stock.  The Company believes that restricted shares further the alignment of executive interests with those of stockholders, foster share ownership and wealth creation and provide significant retention value.

On January 30, 2012, the Committee granted the members of the Executive Leadership Team the following awards of service-based restricted stock for 2012 based upon the above percentages of base salary pursuant to the terms of the long-term incentive plan (the closing market price of the Company's common stock on January 30, 2012 was $12.36 per share):

Name	Service-Based Restricted Shares
Harry H. Herington	28,246 shares
Stephen M. Kovzan	14,417 shares
William F. Bradley, Jr.	14,417 shares
Robert W. Knapp, Jr.	14,417 shares

Performance-Based Component

The performance component of the long-term incentive plan measures long-term Company performance using the following performance criteria:

●	Operating income growth (three-year compound annual growth rate, or “CAGR”) - 25% weighting

●	Total revenue growth (three-year CAGR) - 25% weighting

●	Cash flow return on invested capital (excluding income taxes paid) (three-year average) - 50% weighting

As compared to the short-term cash incentive plan, the long-term, equity-based incentive plan places a higher weighting on CFROIC and a lower weighting on operating income growth, as management and the Committee believe that, of the three performance criteria, CFROIC is the primary driver of stockholder value over the long term.

The plan provides for annual grants of restricted stock tied to three-year performance periods. A new three-year period is intended to begin each year.  At the end of each three-year period, Messrs. Herington, Kovzan, Bradley, and Knapp receive a number of shares per a pre-defined schedule of threshold, target and superior Company performance.  Each level of performance is associated with a pre-defined payout, expressed as a percentage of base salary.  In 2012, the Committee increased the amount of restricted stock to be awarded at the end of the three-year performance period ending December 31, 2014 to the Chief Executive Officer for Company performance at the target levels to 100% of the executive's base salary (compared to 80% in 2011), while the amount to be awarded to the other three members of the Executive Leadership Team for Company performance at target levels remained at 60% of each executive's annual base salary.  The plan incorporated a range of possible equity incentives above and below target performance.  For the Chief Executive Officer, this range was from 50% of base salary for achieving threshold performance to 167% of base salary for achieving superior performance.  For the other three members of the Executive Leadership Team, this range was from 30% of base salary for achieving threshold performance to 100% of base salary for achieving superior performance.  For each performance measure, no shares are awarded if threshold performance is not achieved, and no additional shares are awarded for performance in excess of the superior level.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation, rounded up to the next whole share, will be used to determine the portion of the award that becomes vested.

Taking into account the current mix of compensation, the Company’s strong financial performance, management’s recommendations and the 2010 study, and with the intention of increasing target total annual compensation opportunities for the members of the Executive Leadership Team over a multi-year period, with the emphasis on increasing incentive pay, the Committee increased the 2012 percentage levels of base salary for the Chief Executive Officer as follows:

Performance Level	Previous % of Base Salary	2012 % of Base Salary	Multiple of Target

Threshold	40%	50%	0.5 X target
Target	80%	100%	1.0 X target
Superior	134%	167%	1.67 X target

For 2012, the Committee maintained the percentage levels of base salary for the other three members of the Executive Leadership Team as follows:

Performance Level	Previous % of Base Salary	2012 % of Base Salary	Multiple of Target

Threshold	30%	30%	0.5 X target
Target	60%	60%	1.0 X target
Superior	100%	100%	1.67 X target

For the Chief Executive Officer and other three members of the Executive Leadership Team, threshold performance for incentive awards under each performance criterion remained at 0.5 times target in 2012 (the same as in 2011), and for superior performance each criterion remained at 2 times target (the same as in 2011).  In addition, the maximum total incentive payout for all three performance criteria when combined was capped at 1.67 times target (the same as in 2011).  These levels were consistent with the levels approved by the Committee for the annual cash incentive, as further discussed above.

The higher target percentage level for the Chief Executive Officer reflects differences in the scope of duties and responsibilities of the Chief Executive Officer and in part the more significant current “gap to market” for the Chief Executive Officer’s total direct compensation, as noted in the 2010 study, as compared to the other three members of the Executive Leadership Team.

The following table sets forth threshold, target and superior Company performance levels for the performance criteria included in the long-term incentive plan for 2012:

	Performance Levels
Performance Criteria	Threshold	Target	Maximum
Operating income growth (three-year CAGR)	12%	17%	22%

Total revenue growth (three-year CAGR)	10%	15%	20%

Cash flow return on invested capital (excluding income taxes) (three-year average)	50%	55%	60%

Performance levels in the table above were recommended by management and approved by the Committee based on the Company's past and expected future performance.  The percentages for operating income growth were not changed. Although the target performance level in the table above for operating income growth is lower than the Company's performance for the one- and three-year periods ended December 31, 2011 (31.0% and 27.4%, respectively), management and the Committee considered the strong results during those prior periods. The percentages for total revenue growth were not changed. The target performance level in the table above for total revenue growth is lower than the Company's performance for the three-year period ended December 31, 2011 (21.6%) and higher than the Company's performance for the one-year period ended December 31, 2011 (12.0%). Management and the Committee again considered the strong results during those prior periods. The target performance level in the table above for CFROIC is higher than the Company's performance for the three-year period ended December 31, 2011 (50.5%) and approximated the Company's performance for the one-year period ended December 31, 2011 (54.0%). The performance levels for CFROIC at threshold, target and maximum percentages were increased by 5% (500 basis points) based in part upon the recommendation of management. Management recommended the increased performance requirements to align with then-expected future performance.

On January 30, 2012, the Committee granted the members of the Executive Leadership Team the following awards of performance-based restricted stock for 2012 pursuant to the terms of the long-term incentive plan (the closing market price of the Company's common stock on January 30, 2012 was $12.36 per share):

Name	Performance-Based Restricted Shares Granted (1)
Harry H. Herington	62,895 shares
Stephen M. Kovzan	24,029 shares
William F. Bradley, Jr.	24,029 shares
Robert W. Knapp, Jr.	24,029 shares

(1)
Represents the maximum number of performance-based restricted shares able to be earned by the NEO at the end of the three-year performance period ending December 31, 2014 pursuant to the terms of the long-term incentive plan.  The actual number of shares earned will be based on the Company's performance as indicated above over the three-year period ending December 31, 2014.  No shares will be vested if threshold performance is not achieved, and no additional shares will be vested for performance in excess of the superior level.

The end of the 2012 fiscal year marked the completion of the three-year performance period under the long-term equity incentive plan established in 2010.

The following table sets forth performance levels for the performance criteria included in the long-term equity incentive grant made to Mr. Herington on February 1, 2010 and actual results for the three-year period ended December 31, 2012 as compared to target performance levels:

	Performance Levels			Three-Year Actual Results		Payout		Weighted Payout
Performance Criteria	Threshold	Target	Superior	Actual	As % of Target	As % of Target	Weighting	As % of Target
Operating income (three-year CAGR)	15%	20%	25%	25.2%	125.9%	191.7%	25%	47.9%
Total revenue (three-year CAGR)	15%	20%	25%	16.7%	83.4%	66.9%	25%	16.7%
Cash flow return on invested capital (three-year average)	45%	50%	55%	49.0%	98.0%	90.2%	50%	45.1%
					Total Payout as % of Target			109.7%

The following table sets forth performance levels for the performance criteria included in the long-term equity incentive grant made to Messrs. Kovzan, Bradley, and Knapp on February 1, 2010 and actual results for the three-year period ended December 31, 2012 as compared to target performance levels:

	Performance Levels			Three-Year Actual Results		Payout		Weighted Payout
Performance Criteria	Threshold	Target	Superior	Actual	As % of Target	As % of Target	Weighting	As % of Target
Operating income (three-year CAGR)	15%	20%	25%	25.2%	125.9%	150.0%	25%	37.5%
Total revenue (three-year CAGR)	15%	20%	25%	16.7%	83.4%	66.9%	25%	16.7%
Cash flow return on invested capital (three-year average)	45%	50%	55%	49.0%	98.0%	90.2%	50%	45.1%
					Total Payout as % of Target			99.3%

Pursuant to the terms of the February 1, 2010 performance-based equity grant agreement, the members of the Executive Leadership Team have the opportunity to receive dividend equivalent shares for any cash dividends declared by the Company during the performance period and before any shares are paid under the agreement.  At the end of the three-year performance period, each member of the Executive Leadership Team receives an additional number of shares (“Dividend Shares”) determined as follows: (1) as of each date (the “Dividend Payment Date”) that the Company would otherwise pay a declared cash dividend on the total number of shares set forth in the agreement, the Company credits a number of Dividend Shares to a notional account established for the benefit of each member of the Executive Leadership Team, and the number of Dividend Shares so credited is calculated by dividing the amount of such hypothetical cash dividend payment by the fair market value of the Company's common stock on the Dividend Payment Date (rounded down to the nearest whole Dividend Share); and (2) on the date some or all of the shares are paid under the agreement, a pro rata number of notional Dividend Shares will be converted into an equivalent number of Dividend Shares earned and paid to each member of the Executive Leadership Team based upon the actual number of underlying shares vested during the performance period.

Based on the Company's performance as indicated above over the three-year period ended December 31, 2012, the actual number of shares earned by Messrs. Herington, Kovzan, Bradley and Knapp and vested on February 1, 2013 were as follows (representing 109.7% of the target opportunity for Mr. Herrington and 99.3% of the target opportunity for Messrs. Kovzan, Bradley and Knapp, as noted in the tables above):

Name	Restricted Shares Vested	Dividend Shares Earned	Total Shares
Harry H. Herington	30,903	3,147	34,050
Stephen M. Kovzan	15,948	1,622	17,570
William F. Bradley, Jr.	15,948	1,622	17,570
Robert W. Knapp, Jr.	15,948	1,622	17,570

The Executive Compensation Program for Ron E. Thornburgh

Ron E. Thornburgh has served as Senior Vice President of Business Development of the Company since February 2010 and was designated an executive officer of the Company in September 2011. The Committee, after considering the recommendation of Mr. Herington, approved an individualized compensation program for Mr. Thornburgh for 2011 to reflect his unique job responsibilities.  As the primary officer responsible for business development, Mr. Thornburgh oversees the Company’s national sales and marketing efforts.  Mr. Thornburgh’s compensation program differs from the other four NEOs because he participates in a performance-based sales commission plan, as described below, and does not participate in a performance-based equity incentive plan.  The other components of Mr. Thornburgh’s compensation program include base salary, a short-term annual incentive (i.e., annual cash bonus), and a long-term, service-based equity incentive, as described below.

Base salary.  The Committee increased Mr. Thornburgh’s annual base salary by 5%, from $231,750 in 2011 to $243,500 in 2012 as a merit award in recognition of the Company’s strong financial performance and success in securing a record number of new state portal outsourcing contracts (four) in the previous year.

Annual cash incentive.  Under the terms of Mr. Thornburgh’s Profit Sharing and Incentive Program, (i) Mr. Thornburgh’s annual cash incentive award is based on a pre-established Company annual operating income goal, and (ii) the award amount is calculated as a percentage of Mr. Thornburgh’s base salary, which is recommended by the CEO to, and approved in its sole discretion by, the Committee. The Committee increased Mr. Thornburgh’s annual cash incentive target to 25% of his base salary for fiscal 2012 from 20% in 2011 in recognition of the Company’s success in securing a record number of new state portal outsourcing contracts (four) in the previous year and Mr. Thornburgh’s role in that success.  If the pre-established Company annual operating income goal had not been achieved, no annual cash incentive would have been paid, unless otherwise provided.  Based on the achievement of the 2012 Company operating income goal, the Company paid the annual cash incentive payment to Mr. Thornburgh totaling $60,875 in early 2013.

Long-term, service-based equity incentive.  Mr. Thornburgh’s long-term, equity-based incentive is comprised of an annual service-based restricted stock grant in the amount of a percentage of his base salary designed to strengthen his long-term commitment to the success of the Company, to promote ownership in the Company, and to motivate him to make significant contributions to the Company that increase stockholder value. Under the terms of Mr. Thornburgh's Profit Sharing and Incentive Program, the annual amount of service-based restricted stock to be awarded is a percentage of annual base salary recommended by the CEO to, and approved in its sole discretion by, the Committee. The Committee did not change the percentage for 2012 (35%), because it determined the percentage remained appropriate for Mr. Thornburgh’s position based on the CEO’s recommendation. Service-based restricted stock awards vest ratably over a four-year service period following the date of grant.  On February 21, 2012, the Committee granted Mr. Thornburgh 6,673 shares of service-based restricted stock for 2012 pursuant to the terms of the long-term incentive plan (the closing market price of the Company's common stock on February 21, 2012 was $12.77 per share).

Sales commission plan.  The Company’s sales commission plans are designed to fairly compensate key employees who make significant contributions to secure new, profitable government contracts that advance the Company’s long-term growth.  The sales commission bonus plan established for Mr. Thornburgh is customized to his role as the leader of the national sales and marketing efforts.  Payments under the plan are generally made as a small percentage of the estimated total operating income (“ETOI”) from the contract over the contract’s initial term.  The Committee, after considering the recommendation of the CEO, determines the percentage of ETOI for which Mr. Thornburgh is eligible. The percentage of ETOI for which Mr. Thornburgh is eligible may differ from contract to contract based on the level of each person’s contribution to the successful award of a particular contract.  Each commission bonus is paid in installments over the initial term of the contract and adjusted annually based on both actual financial results of the contract to that date and updated financial forecasts for the remainder of the initial contract term.  No commission bonus is considered earned until the contract has been properly executed and the initial revenues from the contract have been collected by the Company.   Furthermore, a commission bonus payment is not considered earned and will not be paid unless Mr. Thornburgh is employed by the Company on each commission bonus payment date; provided, however, that under the terms of Mr. Thornburgh's 2013 employment agreement described below, if Mr. Thornburgh is terminated during the three-year period following a change of control event, Mr. Thornburgh will receive the lesser of (i) the yearly commission as it was calculated to be paid under Mr. Thornburgh's commission plan prior to the change of control, or (ii) the average of the yearly commissions actually paid each year for years two through the year of the change of control.

Executive officers of the Company are not eligible to participate in the regular sales commission plan provided by management to non-executive officer employees for any new contracts signed after the person is designated an executive officer.  However, Mr. Thornburgh and Mr. Knapp continue to collect some bonus payments attributable to commissions determined for each of them for contracts signed prior to each of them being designated executive officers of the Company.  In addition, each of them may from time to time be considered for bonuses approved by the Committee upon recommendation from the CEO for individual efforts toward the Company obtaining new contracts signed after the date each of them became an executive officer.  Both types of payments are reflected in the “Bonus” column of the Summary Compensation Table on page 41 of this Proxy Statement.

Executive Perquisites for 2012

In January 2012, the Executive Leadership Team, with the approval of the Board of Directors, agreed to eliminate perquisites associated with the Company leased vehicle and associated maintenance and fuel and health club dues. None of the members of the Executive Leadership Team received perquisites and personal benefits in excess of $10,000 for 2012.

Stock Ownership Requirements for Executive Leadership Team Members and Non-Employee Directors

On March 7, 2011, the Board of Directors approved a stock ownership policy, to be administered by the Corporate Governance and Nominating Committee.  Both the Board and management believe such a policy generally represents a progressive governance posture and can help underscore a principal objective of equity-based compensation of fostering alignment of Board and management interests with those of stockholders.  The policy is based on a “multiple of” approach to stock ownership whereby ownership guidelines for the members of the Executive Leadership Team are based on a multiple of base salary and for non-employee directors are based on a multiple of annual cash retainer.  The policy’s stock ownership requirements for each participant are as follows:

●	Non-employee directors: four (4) times annual cash retainer

●	Chief Executive Officer: six (6) times annual base salary

●	The Company’s Chief Financial Officer, Chief Administrative Officer and Chief Operating Officer: three (3) times annual base salary

NIC common stock that is vested and owned by the participant will count toward satisfaction of the policy’s requirements.  Stock owned by the participant includes shares owned outright (i.e., held individually or as co-owner with a spouse) and shares beneficially owned but held in trust or in another entity for the benefit of the participant and his or her immediate family.  Unvested equity awards do not count toward satisfaction of the policy’s requirements.  During times that the minimum ownership requirement is not attained, the participant is required to retain at least 50% (or such other percentage as subsequently set by the Corporate Governance and Nominating Committee) of net shares of common stock delivered through the Company’s equity compensation plans.  Net shares of common stock refer to those shares that remain after shares are forfeited, sold or netted to pay any exercise price of a stock option award and/or any withholding taxes with respect to a stock option award or the vesting of any restricted stock.  The policy contains a hardship provision administered by the Corporate Governance and Nominating Committee.

All non-employee directors and members of the Executive Leadership Team subject to the stock ownership requirements described herein currently meet such requirements, with the exception of Ms. Karen Evans and Governor C. Brad Henry, who were each appointed to the Board of Directors in October 2011 and currently own 465 shares of NIC stock outright. Governor Henry and Ms. Evans are within the period allowed under the policy to come into compliance with the policy.

Summary of Certain Changes to Executive Compensation in 2013

The following is a brief summary of certain changes to the compensation of the members of the Executive Leadership Team for 2013, which is intended to provide additional information to stockholders in their review of the Company's compensation program for 2012. A more detailed description of compensation for 2013 will be included in the proxy statement for the 2014 annual meeting of stockholders.

2013 Executive Compensation Study. After two years of the Company operating under the current compensation program for the Executive Leadership Team, the Committee recently engaged SBCG (given SBCG’s familiarity with the Company’s executive compensation program in addition to the Committee’s satisfaction with the compensation consulting services provided by SBCG in the past) to update its assessment of the Company's executive compensation program. The Committee requested the 2013 study to align the assessment of the Company's executive compensation program with newly executed employment agreements for the executive officers.  The purpose of the 2013 study was to assist the Committee in making compensation determinations for 2013. Specifically, the Committee asked SBCG to:

●	Review and update the peer group, if necessary, used to benchmark executive compensation levels; and

●	Perform a competitive assessment of target pay opportunities for the Executive Leadership Team against the peer group and broader market.

As discussed above, the peer group developed pursuant to the study performed by SBCG in 2010 consisted of 15 companies in similar businesses and of comparable size to NIC at the time.  Since the 2011 study, four of the 15 peer group companies have been acquired or taken private, reducing to 11 the number of viable peers.  Those four companies were Blackboard Inc. (BBBB), Internet Brands Inc. (INET), LoopNet Inc. (LOOP) and S1 Corp. (SONE).

 To offset the loss of these four companies, SBCG screened the broader market using several filters for additional peers and identified eight companies for inclusion that are of comparable business focus to NIC, though not necessarily direct competitors, and of comparable organizational size relative to NIC.  The 19 members of the new peer group are as follows:

ACI Worldwide, Inc. (ACIW)	Move Inc. (MOVE)
Blackbaud Inc. (BLKB)	Official Payments Holdings, Inc. (OPAY),
Bottomline Technologies, Inc. (EPAY)	(formerly Tier Technologies Inc. (TIER))
CoStar Group Inc. (CSGP)	Online Resources Corp. (ORCC)
DealerTrack Holdings Inc. (TRAK)	Open Table, Inc. (OPEN)
Dice Holdings Inc. (DHX)	Perficient Inc. (PRFT)
EPIQ Systems Inc.(EPIQ)	Tyler Technologies Inc. (TYL)
Higher One Holdings, Inc. (ONE)	Vocus Inc. (VOCS)
j2 Global, Inc. (JCOM)	XO Group Inc. (XOXO)
Liquidity Service, Inc. (LQDT)	(formerly Knot Inc. (KNOT))
LivePerson Inc. (LPSN)

SBCG’s 2013 study indicated that the pay opportunities for the Executive Leadership Team have become more aligned with the competitive market, but certain “gaps to market” remain, most notably target total compensation opportunities for NIC’s Chief Executive Officer, with the largest shortcoming attributable to long-term equity-based incentives.  Specifically, the study indicated that:

●	Base salaries were generally at or within the competitive range of market, where for base salary, this competitive range is considered roughly +/- 10% of market median;

●
Target total annual cash (i.e., base salary and annual cash incentive) is slightly below the competitive range for NIC’s Chief Executive Officer and generally at or within the competitive range of market for the other three members of the Executive Leadership Team; again, the competitive range for target total annual cash is considered roughly +/- 10% of market median; and

●
Target total annual compensation, inclusive of long-term, equity based incentives, is significantly below the competitive range for NIC’s Chief Executive Officer, below the competitive range for NIC’s Chief Financial Officer, and at market for the other two members of the Executive Leadership Team; for target total annual compensation, SBCG considers the competitive range to be +/- 15% of market median.

Although the Committee considers a number of different factors is setting compensation, as described in this proxy statement, the Committee currently intends to move “target” total annual compensation opportunities for the Chief Executive Officer toward the market 50th percentile over a multi-year period, to the extent practicable taking into account all other factors considered by the Committee, with the emphasis on increasing incentive pay, which underlies the Company’s pay-for performance philosophy and aligns with the Company’s long-term growth objectives.

Changes to executive compensation program for 2013.  On February 5, 2013, the Committee approved executive compensation for 2013, taking into account SBCG’s study and management’s recommendations.  There were no changes to the basic structure of the executive compensation program, consisting of base salary, an annual cash incentive, and a two-pronged, long-term equity-based incentive that includes annual restricted stock grants with (i) a service-based component and (ii) a Company performance-based component.  The Committee increased base salaries of the Executive Leadership Team by 3% as a general merit award.  The Committee made no other changes to the compensation program for the three members of the Executive Leadership Team other than the Chief Executive Officer, except to modify certain performance levels used to evaluate Company performance based upon the Company's recent performance and currently expected growth rates in 2013 and over the three-year performance period ending December 31, 2015, which will be used to determine vesting of the performance-based restricted stock granted in 2013.  For the Chief Executive Officer, the Committee made certain modifications to the annual cash incentive and the two long-term, equity-based components  to (i) increase target incentive percentages of base salary, including percentages above and below Target for performance-based components, in keeping with the Committee's intention to progressively increase, over a multi-year period, total compensation opportunities via incentive pay as discussed above, and (ii) modify certain performance levels used to evaluate Company performance based upon the Company's recent performance and currently expected growth rates in 2013 and over the three-year performance period ending December 31, 2015, which will be used to determine vesting of the performance-based restricted stock granted in 2013.

Agreements with Executive Officers. On February 5, 2013, the Company entered into employment agreements with each of Messrs. Herington, Kovzan, Bradley, Knapp and Thornburgh.  These agreements replaced NIC's prior employment agreements with Messrs. Herington, Kovzan and Bradley that had been in place since 2000.  Messrs. Knapp and Thornburgh did not previously have employment agreements with NIC.  The new employment agreements each have substantially the same terms, except with respect to job titles and responsibilities, the amount payable to each executive officer and Mr. Thornburgh's bonus paid in accordance with the sales commission plan, as described above. Each of the new employment agreements has a three-year term, and unless notice is provided at least six months prior to the end of the respective term, automatically renews for additional three-year terms.

The Committee believes that the new employment agreements include certain provisions that better reflect best corporate governance practices, as well as protect stockholders' interests in the event of a change of control of NIC or certain accounting restatements.  The prior form of employment agreement included a modified “single trigger” severance right under which an executive would be entitled to severance payments by voluntarily terminating employment after a change of control.  The new employment agreements replaced this right with a “double trigger” severance right under which an executive would only be entitled to severance payments in connection with a change of control if the executive terminates his employment for “Good Reason” or NIC terminates the executive without “Cause” (as each of those terms are defined in the agreement).  The Committee believes this provision better protects stockholders' interests in the event of a change of control by, among other things, ensuring continuity in management following the transaction.  The new employment agreements also contain a clawback provision under which NIC may recoup incentive compensation paid to the executive in the event of an accounting restatement under certain circumstances.  The provision is based upon the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and will apply following the SEC's adoption of final rules regarding the same.

The new employment agreements also provide additional protections to executives for certain compensation and benefits in the event of termination. For instance, the new agreements provide executives with certain death and disability benefits and payments, including the right to participate in and receive benefits under NIC's new executive life and disability policy.  The new employment agreements also provide executives with severance benefits and payments upon their voluntary termination for “Good Reason” or NIC's termination of their employment without “Cause” (as each of those terms are defined in the agreement), as well as enhanced severance benefits and payments in connection with the “double trigger” severance right discussed above in connection with a change of control.  The Committee believes these arrangements are reasonable and appropriate to retain and focus executives during periods of potential uncertainty.

Finally, the new employment agreements also provide the executives with a contractual right to certain compensation and benefits consistent with NIC's historical pay practices, such as rights to paid vacation and minimum target levels for incentive compensation based upon the executives' base salaries.  The Committee believes these additional rights are appropriate given NIC's historical and anticipated future pay practices.

The Company has also included termination provisions in the various plans and award agreements relating to incentive compensation in which the named executive officers participate, which provisions will apply to the extent not covered by the employment agreements, such as in the case of death, disability or retirement.  The plans and award agreements generally provide that upon a change in control, performance-based awards vest at specified levels, due to the potential lack of executive control over performance conditions after the change in control, and service-based awards do not accelerate or vest if they are assumed by the acquiring entity.  Summaries of the new and prior forms of employment agreement and the change-in-control and termination provisions of award agreements for each named executive officer are included on pages 54 to 63 in this Proxy Statement.

In addition, each named executive officer has entered into indemnification agreements with NIC, each in a form approved by the Company's Board and previously disclosed by the Company.  The Company has entered into a form of the indemnification agreement with each of its directors.  The Company’s Board has further authorized the Company to enter into the form indemnification agreement with future directors and executive officers of the Company and other persons or categories of persons that may be designated from time to time by the Board.  The indemnification agreement supplements and clarifies existing indemnification provisions of the Company's Certificate of Incorporation and Bylaws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the indemnification agreement.  The indemnification agreement also establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

Tax Considerations and Executive Incentive Plan

Section 162(m) of the Internal Revenue Code and the related regulations limits publicly-held companies, such as the Company, to an annual deduction for federal income tax purposes of $1 million for services performed by specified executive officers, usually its named executive officers other than the chief financial officer, who are employed by the Company at the end of the year. However, if compensation meets the criteria for “qualified performance-based compensation,” the Company may deduct that compensation without limit under Section 162(m).

To qualify as performance based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)
the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved in a separate vote by stockholders of the corporation before payment is made; and

(iv)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

As described above, one of the conditions for meeting the “qualified performance-based compensation” requirement is periodic stockholder approval of the material terms of the performance goals under which the compensation is paid.

In 2012, our Board of Directors adopted and our stockholders approved the NIC Inc. Executive Incentive Plan, which provided an upper limit on cash bonuses and performance-based equity awards to be awarded to key executives upon achievement of certain objective performance goals.  The Executive Incentive Plan did not change the Company’s existing compensation programs and did not increase the number of shares of NIC common stock that have been authorized by stockholders for issuance under its stock plans. The Executive Incentive Plan is intended to operate as an "umbrella plan" for granting cash bonuses and performance-based equity awards that are intended to qualify as performance-based compensation under our current and future compensation programs and that are intended to be deductible for federal income tax purposes under the Internal Revenue Code.

In early 2013, the Compensation Committee adopted the Management Annual Incentive Plan for Senior Executives, which will operate as a plan-within-a-plan under the Executive Incentive Plan with respect to annual cash incentive bonuses.  Beginning in 2013, the Company intends to grant certain performance-based awards pursuant to the Company's Management Annual Incentive Plan for Senior Executives.  Cash bonuses granted under that plan are intended to qualify as “qualified performance-based compensation” under Section 162(m).  The design of our Management Annual Incentive Plan for Senior Executives gives the Compensation Committee discretion to establish bonuses for our executive officers based on an assessment of the individual's achievements and overall contributions to the Company, while intending to preserve the Company's ability to deduct the bonuses to the greatest extent permitted under Section 162(m).

The Management Annual Incentive Plan for Senior Executives establishes an initial performance requirement, pursuant to which an executive may earn the initial right to receive the maximum bonus under the Executive Incentive Plan.  The Management Annual Incentive Plan for Senior Executives then establishes a second performance requirement consisting of specific Threshold, Target and Superior performance-weighted goals or objectives for operating income, total revenue and cash flow return on invested capital, similar to prior years.  The potentially achievable bonuses under this second performance requirement are all less than or equal to the maximum possible bonus specified in the Executive Incentive Plan which was approved by the stockholders and operates as an "umbrella plan."  As described above, this framework of a plan under an umbrella plan is intended to comply with the Section 162(m) regulations while allowing the program to operate similarly to prior years.

In early 2013, the Compensation Committee granted three-year performance-based restricted stock awards similar to prior years, with some changes to target incentive compensation and performance criteria referenced above, that are intended to qualify as performance-based compensation under Section 162(m).

While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also considers other factors in approving compensation and retains the flexibility to grant awards, such as service-based restricted stock, that it determines to be consistent with the Company’s goals for its executive compensation program even if the award is potentially not deductible by the Company for tax purposes.  In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

_________________

COMPENSATION TABLES
_________________

The following Summary Compensation Table sets forth summary information as to compensation received by the persons who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal year 2012 and each of the other executive officers whose total adjusted compensation exceeded $100,000 during fiscal year 2012, which are collectively referred to herein as the “named executive officers” or “NEOs”.

SUMMARY COMPENSATION TABLE (1)
						All Other
					Non-Equity	Compensation
				Stock	Incentive Plan	(Including
Name and		Salary	Bonus	Awards	Compensation	Perquisites)
Principal Position	Year	($)	($)(2)	($)(3)	($)(4)	($)(5)	Total ($)
	(a)	(b)	(c)	(d)	(f)	(g)	(i)
Harry H. Herington (6)	2012	460,458	58,566	739,614	292,831	67,701	1,619,170
Chairman of the Board and	2011	402,167	-	567,000	503,717	92,377	1,565,261
Chief Executive Officer	2010	390,450	-	387,779	197,846	193,981	1,170,056

Stephen M. Kovzan (7)	2012	295,167	28,025	327,680	140,125	36,405	827,402
Chief Financial Officer	2011	273,500	-	302,500	273,624	43,786	893,410
	2010	267,150	-	209,952	135,368	103,230	715,700

William F. Bradley, Jr. (8)	2012	295,167	28,025	327,680	140,125	36,405	827,402
Executive Vice President, Chief Administrative Officer,	2011	273,500	-	302,500	273,624	40,972	890,596
General Counsel and Secretary	2010	267,150	-	209,952	135,368	88,221	700,691

Robert W. Knapp, Jr. (9)	2012	295,167	68,025	327,680	140,125	36,405	867,402
Chief Operating Officer	2011	273,500	40,000	302,500	273,624	40,321	929,945
	2010	267,150	100,000	209,952	135,368	69,006	781,476

Ron E. Thornburgh (10)	2012	243,010	18,302	85,215	60,875	9,807	417,209
Senior Vice President of Business Development	2011	229,500	14,760	-	39,205	6,293	289,758

(1)	The “Option Awards” and “Change in Pension Value and Non-qualified Deferred Compensation Earnings” columns have been omitted from the Summary Compensation Table because the Company did not grant any stock option awards to the named executive officers in the years presented and does not provide a pension program.

(2)	Amounts for 2012 for Messrs. Herington, Kovzan and Bradley and a portion of the amount for Mr. Knapp consist of a discretionary bonus of 20% of the 2012 non-equity incentive compensation, which was approved by the Compensation Committee in 2013 in recognition of the Company’s strong performance in 2012. Amounts for Mr. Knapp also include bonuses paid in lieu of the sales commissions Mr. Knapp would have earned under the sales commission plan approved by the Compensation Committee for efforts by Mr. Knapp prior to his designation as an executive officer for the successful award to the Company of a new seven-year contract with the state of Texas, commencing on January 1, 2010, to manage the state’s official government portal (these amounts totaled $40,000 in 2012, and represent the entire amounts in 2011 and 2010). A portion of the amount for 2012 for Mr. Thornburgh consists of a bonus paid under his current compensation program for his involvement in securing certain government portal contracts subsequent to his designation as an executive officer. The remainder of the amount for 2012 for Mr. Thornburgh and the entire amount for 2011 consist of bonuses paid in lieu of the sales commission Mr. Thornburgh would have earned under the sales commission plan for his involvement in securing certain government portal contracts prior to his designation as an executive officer. He became ineligible for the plan upon becoming an executive officer in September 2011.

(3)	Amounts reported in the Stock Awards column represent the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown reflect the probable outcome of performance conditions that affect the vesting of awards granted to the named executive officers. However, these amounts do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award. For assumptions used in determining these values, refer to Note 10 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC. For additional information regarding stock awards for the named executive officers, refer to the “Grants of Plan-Based Awards in Last Fiscal Year” and “Outstanding Equity Awards at Fiscal Year End” tables included in this Proxy Statement beginning on page 46. The grant date fair value does not reflect dividends payable on unvested shares of service-based or performance-based restricted stock. The value of dividends paid on service-based restricted stock and the dollar amount of any cash dividend declared on shares subject to each outstanding performance-based restricted stock award during each year, based upon the maximum number of shares which may become vested under the performance-based restricted stock award, is reported in the All Other Compensation column and not in the Stock Awards column.

(4)	For 2012, amount consists of compensation earned in 2012, based on the Company's fiscal 2012 financial performance, but paid in 2013 under the Company's annual cash incentive plan. Compensation earned equaled approximately 63% of the Chief Executive Officer’s base salary as of the January 30, 2012 grant date and 47% of the base salary for the other three members of the Executive Leadership Team as of January 30, 2012. For 2011, amount consists of compensation earned in 2011, based on the Company's fiscal 2011 financial performance, but paid in 2012 under the Company's annual cash incentive plan. Compensation earned equaled approximately 124% of the Chief Executive Officer’s base salary as of May 2011 and 99% of the base salary for the other three members of the Executive Leadership Team as of May 2011. For 2010, amount consists of compensation earned in 2010, based on the Company's fiscal 2010 financial performance, but paid in 2011 under the Company's annual cash incentive plan. Compensation earned equaled approximately 51% of the named executive officer's base salary as of May 2010. For Mr. Thornburgh, the amount in 2012 consists of compensation earned in 2012, based on the Company’s fiscal 2012 performance, but paid in 2013. Compensation earned equaled 25% of Mr. Thornburgh’s base salary as of May 2012. For Mr. Thornburgh, the amount in 2011 consists of compensation earned in 2011, based on the Company’s fiscal 2011 performance, but paid in 2012. Compensation earned equaled 20% of Mr. Thornburgh’s base salary as of May 2011. For additional information regarding the Company's annual cash incentive plans, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 22.

(5)	All Other Compensation includes (i) the dollar amount of cash dividends declared on unvested shares subject to a service-based restricted stock award during each year and (ii) the dollar amount of any cash dividend declared on shares subject to each outstanding performance-based restricted stock award during each year, based upon the maximum number of shares which may become vested under the performance-based restricted stock award. Under each award agreement relating to the performance-based restricted stock awards, the actual dividend is payable to the named executive officer in the form of shares of Company common stock at the end of the three-year performance period for each award, but only to the extent the underlying shares have vested. At the end of the three-year performance period and on the date some or all of the shares are vested under the award, a pro rata number of notional dividend shares will be converted into an equivalent number of dividend shares earned and shall be paid to the named executive officers based upon the actual number of underlying shares vested during the performance period. No dividends or dividend equivalents are paid on any performance-based restricted stock awards during the three-year performance period. The dollar amount of the dividends declared on service-based and performance-based restricted stock awards (based upon the assumed maximum vesting) for each named executive officer is described in Notes 6 through 9 below. The amounts shown do not reflect any forfeitures at the end of the respective performance period of dividends previously declared on shares of performance-based restricted stock (and disclosed in the table).

(6)	In February 2012, the Compensation Committee increased Mr. Herington's base salary approximately 15% from $405,000 to $465,500 as a merit increase in recognition of the Company’s strong financial performance and success in securing a record number of new state portal outsourcing contracts (four) in the previous year.

In February 2011, the Compensation Committee increased Mr. Herington’s base salary approximately 3% from $391,400 to $405,000 as an approximate cost-of-living adjustment.

For 2012, All Other Compensation for Mr. Herington consists of the following items:

● Cash dividend equivalent of $0.25 per share on 69,605 unvested shares of service-based restricted stock declared by the Company in November 2012 – $17,401;

● Dividend equivalent of $0.25 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2010, 2011 and 2012 (See Note 5 above) – $41,800 (based upon the cash dividend declared in November 2012); and

● Company 401(k) matching funds earned in 2012 – $8,500.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Herington (which did not include dividends which may be paid on such restricted stock) was $777,385 in 2012, $541,080 in 2011 and $450,110 in 2010 assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions.  For additional information regarding Mr. Herington's compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 22.

(7)	In February 2012, the Compensation Committee increased Mr. Kovzan’s base salary by approximately 8% from $275,000 to $297,000 as a merit increase in recognition of the Company’s strong financial performance and success in securing a record number of new state portal outsourcing contracts (four) in the previous year.

In February 2011, the Compensation Committee increased Mr. Kovzan’s base salary by approximately 3% from $267,800 to $275,000, as an approximate cost-of-living adjustment.

For 2012, All Other Compensation for Mr. Kovzan consists of the following items:

● Cash dividend equivalent of $0.25 per share on 37,926 unvested shares of service-based restricted stock declared by the Company in November 2012 – $9,482;

● Dividend equivalent of $0.25 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2010, 2011 and 2012 (See Note 5 above) – $18,423 (based upon the cash dividend declared in November 2012); and

● Company 401(k) matching funds earned in 2012 – $8,500.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Kovzan (which did not include dividends which may be paid on such restricted stock) was $297,000 in 2012, $275,000 in 2011 and $200,850 in 2010 assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions.  For additional information regarding Mr. Kovzan's compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 22.

(8)
In February 2012, the Compensation Committee increased Mr. Bradley’s base salary by approximately 8% from $275,000 to $297,000 as a merit increase in recognition of the Company’s strong financial performance and success in securing a record number of new state portal outsourcing contracts (four) in the previous year.

In February 2011, the Compensation Committee increased Mr. Bradley’s base salary by approximately 3% from $267,800 to $275,000, as an approximate cost-of-living adjustment.

For 2012, All Other Compensation for Mr. Bradley consists of the following items:

	●	Cash dividend equivalent of $0.25 per share on 37,926 unvested shares of service-based restricted stock declared by the Company in November 2012 – $9,482;

	●	Dividend equivalent of $0.25 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2010, 2011 and 2012 (See Note 5 above) – $18,423 (based upon the cash dividend declared in November 2012); and

	●	Company 401(k) matching funds earned in 2012 – $8,500.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Bradley (which did not include dividends which may be paid on such restricted stock) was $297,000 in 2012, $275,000 in 2011 and $200,850 in 2010 assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions. For additional information regarding Mr. Bradley's compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement on page 22.

(9)
In February 2012, the Compensation Committee increased Mr. Knapp’s base salary by approximately 8% from $275,000 to $297,000 as a merit increase in recognition of the Company’s strong financial performance and success in securing a record number of new state portal outsourcing contracts (four) in the previous year.

In February 2011, the Compensation Committee increased Mr. Knapp’s base salary by approximately 3% from $267,800 to $275,000, as an approximate cost-of-living adjustment.

In 2012, 2011 and 2010, Mr. Knapp was awarded sales commission bonuses of $40,000, $40,000 and $100,000, respectively, as authorized by the Compensation Committee for efforts by Mr. Knapp prior to his designation as an executive officer, toward the successful award to the Company of a new seven-year contract with the state of Texas, commencing on January 1, 2010, to manage the state’s official government portal.

For 2012, All Other Compensation for Mr. Knapp consists of the following items:

	●	Cash dividend equivalent of $0.25 per share on 37,926 unvested shares of service-based restricted stock declared by the Company in November 2012 – $9,482;

	●	Dividend equivalent of $0.25 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2010, 2011 and 2012 (See Note 5 above) – $18,423 (based upon the cash dividend declared in November 2012); and

	●	Company 401(k) matching funds earned in 2012 – $8,500.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Knapp (which did not include dividends which may be paid on such restricted stock) was $297,000 in 2012, $275,000 in 2011 and $200,850 in 2010 assuming the highest level of performance conditions was achieved, while the amount reported in the Stock Awards column reflects the probable outcome of performance conditions.  For additional information regarding Mr. Knapp's compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 22.

(10)
In February 2012, the Compensation Committee increased Mr. Thornburgh's base salary by approximately 5% from $231,750 to $243,500 as a merit increase in recognition of the Company’s strong financial performance and success in securing a record number of new state portal outsourcing contracts (four) in the previous year.

In September 2011, the Company determined that Mr. Thornburgh met the definition of an “executive officer” pursuant to Rule 3b-7 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).  Mr. Thornburgh’s base salary was $231,750 at the time he was designated an executive officer and remained unchanged.

In 2012, Mr. Thornburgh was awarded a bonus of $13,785 for his involvement in securing certain government portal contracts subsequent to his designation as an executive officer.  In addition, Mr. Thornburgh was awarded a sales commission bonus in 2012 and 2011 of $4,517 and $14,760, respectively, for his involvement in securing certain government portal contracts prior to his designation as an executive officer.

For 2012, All Other Compensation for Mr. Thornburgh consists of the following items:

	●	Cash dividend equivalent of $0.25 per share on 17,180 unvested shares of service-based restricted stock declared by the Company in November 2012 – $4,295; and

	●	Company 401(k) matching funds earned in 2012 – $5,512.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2012

The following table sets forth information concerning grants of restricted stock awards and incentive plan awards to the named executive officers during the fiscal year ended December 31, 2012.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)

Harry H. Herington	1-30-12 1-30-12 1-30-12	186,200 - -	372,400 - -	623,770 - -	- 18,831 -	- 37,662 -	- 62,895 -	- - 28,246	- 390,489 349,125

Stephen M. Kovzan	1-30-12 1-30-12 1-30-12	89,100 - -	178,200 - -	297,000 - -	- 7,209 -	- 14,417 -	- 24,029 -	- - 14,417	- 149,485 178,195

William F. Bradley, Jr.	1-30-12 1-30-12 1-30-12	89,100 - -	178,200 - -	297,000 - -	- 7,209 -	- 14,417 -	-, 24,029 -	- - 14,417	- 149,485 178,195

Robert W. Knapp, Jr.	1-30-12 1-30-12 1-30-12	89,100 - -	178,200 - -	297,000 - -	- 7,209 -	- 14,417 -	- 24,029 -	- - 14,417	- 149,485 178,195

Ron E. Thornburgh	2-21-12 2-21-12	- -	60,875 -	- -	- -	- -	- -	- 6,673	- 85,215

(1)
For Messrs. Herington, Kovzan, Bradley, and Knapp, represents a grant pursuant to the Company's 2012 annual cash incentive plan that will be paid out to each of the four members of the Executive Leadership Team if certain Company financial performance criteria are satisfied.  The Compensation Committee determined a “target” performance level for the Company for each of three performance criteria (operating income, total revenue and cash flow return on invested capital).  Performance of the Company at the target level will result in an annual cash incentive that is 80% of Mr. Herington’s base salary and 60% of the base salary for Messrs. Kovzan, Bradley, and Knapp.  The Committee also determined a range of possible cash incentives above and below target performance, ranging from 40% of Mr. Herington’s base salary for achieving “threshold” performance to 134% of Mr. Herington’s base salary for achieving “superior” performance, and ranging from 30% of base salary for Messrs. Kovzan, Bradley, and Knapp for achieving “threshold” performance to 100% of base salary for Messrs. Kovzan, Bradley, and Knapp for achieving “superior” performance.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation will be used.  No payments are awarded under the plan if threshold performance is not achieved, and no additional payments are awarded for performance in excess of the superior level.  For Mr. Thornburgh, the annual cash incentive will be paid out if the Company achieves a pre-established operating income goal for the year and will result in an award equal to 25% of Mr. Thornburgh’s base salary.  Annual incentive payments equaling approximately 63% of base salary were paid to Mr. Herington, 47% of base salary were paid to Messrs. Kovzan, Bradley, and Knapp and 25% of base salary were paid to Mr. Thornburgh in early 2013 based on the Company's actual 2012 financial performance in relation to the performance criteria and performance levels included in the respective annual cash incentive plans for 2012.  Under the plan for 2012 for Messrs. Herington, Kovzan, Bradley, and Knapp, the Committee retained sole discretion to reduce or eliminate an executive's bonus to reflect either (i) the executive's performance or (ii) unanticipated factors.  In addition, under the plan for 2012, the Committee had the discretion to adjust the calculated annual cash incentive amount (based on actual results vs. target) upwards or downwards by up to 20% based on the Company’s relative performance to market and/or its peer group for the performance period.  In 2013, the Committee approved a discretionary bonus of 20% of the 2012 non-equity incentive compensation for Messrs. Herington, Kovzan, Bradley and Knapp in recognition of the Company’s strong performance in 2012.  Under the plan for Mr. Thornburgh, Mr. Herington retained sole discretion to recommend the reduction or elimination of Mr. Thornburgh's bonus to reflect either (i) Mr. Thornburgh's performance or (ii) unanticipated factors.  For additional information regarding the Company's 2012 annual cash incentive plans for the NEOs, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 22.

(2)
For Messrs. Herington, Kovzan, Bradley and Knapp, represents a grant of performance-based restricted stock on January 30, 2012 pursuant to the Company's 2012 long-term equity incentive plan that will vest in whole or in part on January 30, 2015 if certain Company financial performance criteria are satisfied.  The plan provides for annual grants of restricted stock tied to three-year performance periods.  A new three-year period is intended to begin each year.  At the end of each three-year period, members of the Executive Leadership Team receive a number of shares per a pre-defined schedule of threshold, target and superior Company performance.  The three-year performance period for this grant is the three-year period ending December 31, 2014.  Each level of performance is associated with a pre-defined payout, expressed as a percentage of base salary.  The amount of restricted stock to be awarded at the end of each three-year performance period to Mr. Herington for Company performance at the target levels is 100% of the executive's base salary, and the amount to be awarded to the other members of the Executive Leadership Team for Company performance at target levels is 60% of each executive's annual base salary.  The plan incorporates a range of possible equity incentives above and below target performance.  For Mr. Herington, this range is from 50% of base salary for achieving threshold performance to 167% of base salary for achieving superior performance.  For the other members of the Executive Leadership Team, this range is from 30% of base salary for achieving threshold performance to 100% of base salary for achieving superior performance.  For each performance measure, no shares are awarded if threshold performance is not achieved, and no additional shares are awarded for performance in excess of the superior level.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation, rounded up to the next whole share, will be used to determine the portion of the award that becomes vested.

Each member of the Executive Leadership Team has the opportunity to receive dividend equivalents for any cash dividend declared during the three-year performance period on shares subject to a performance-based restricted stock award, which dividend equivalents are payable in the form of shares of Company common stock, based upon the pro rata number of shares earned and vested under each performance-based restricted stock award.  Such cash dividend amount shall be divided by the fair value of the Company’s common stock on the dividend payment date to determine the maximum number of notional shares to be awarded.  At the end of the three-year performance period and on the date some or all of the shares are paid under the plan, a pro rata number of notional dividend shares will be converted into an equivalent number of dividend shares and paid to each member of the Executive Leadership Team based upon the actual number of underlying shares vested during the performance period.  No dividend equivalents are paid on any performance-based restricted stock awards during the three-year performance period.  Such dividend shares are not included in the calculation of the estimated future payouts under equity incentive plan awards.  For additional information regarding the Company's 2012 long-term, equity-based incentive plan, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 22.

(3)
For Messrs. Herington, Kovzan, Bradley, Knapp and Thornburgh, represents a grant of service-based restricted stock on January 30, 2012.  The amount of restricted stock awarded to Mr. Herington was 75% of the executive's base salary, and the amount of restricted stock awarded to Messrs. Kovzan, Bradley, and Knapp was 60% of each executive's base salary.  The number of shares granted was based upon the closing market price of the Company's Common Stock on January 30, 2012 of $12.36 per share.  The grant vests in four equal annual installments beginning on January 30, 2013.    The amount of restricted stock awarded to Mr. Thornburgh was 35% of the executive’s base salary.  The number of shares granted was based upon the closing market price of the Company's Common Stock on February 21, 2012 of $12.77 per share.  The grant vests in four equal annual installments beginning on February 21, 2013.  For additional information regarding the Company's long-term, equity-based incentive plans for all of the named executive officers, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 22.

(4)
Represents the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown reflect the probable outcome of performance conditions that affect the vesting of awards granted to the named executive officers.  However, these amounts do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award.  For assumptions used in determining these values, refer to Note 10 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC.  The grant date fair value did not reflect future dividends which might be paid on unvested shares of service-based or performance-based restricted stock.  The value of dividends declared on such restricted stock is reported in the All Other Compensation column of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table sets forth information concerning outstanding restricted stock awards for the named executive officers at December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Harry H. Herington (2)	-	-	-	-	-	69,605	1,137,346	167,198	2,732,015

Stephen M. Kovzan (3)	-	-	-	-	-	37,926	619,711	73,693	1,204,144

William F. Bradley, Jr. (4)	-	-	-	-	-	37,926	619,711	73,963	1,204,144

Robert W. Knapp, Jr. (5)	-	-	-	-	-	37,926	619,711	73,693	1,204,144

Ron E. Thornburgh (6)	-	-	-	-	-	17,180	280,721	-	-

(1)	The closing sales price per share of the Company's Common Stock on December 31, 2012, was $16.34.

(2)	At December 31, 2012, Mr. Herington directly owned the following unvested restricted stock awards:

(i) 10,326 shares of service-based restricted stock, which vest on February 3, 2013;

	(ii)	14,079 shares of service-based restricted stock, which vest in two remaining equal annual installments beginning February 1, 2013;

	(iii)	16,954 shares of service-based restricted stock, which vest in three remaining equal annual installments beginning March 7, 2013;

	(iv)	28,246 shares of service-based restricted stock, which vest in four remaining equal annual installments beginning January 30, 2013;

(v)
53,970 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2012, excluding 5,497 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2012) issued pursuant to an equity incentive plan which will vest in whole or in part on February 1, 2013, if certain Company financial performance criteria are satisfied;

(vi)
50,333 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2013, excluding 1,828 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2012) issued pursuant to an equity incentive plan which will vest in whole or in part on March 7, 2014, if certain Company financial performance criteria are satisfied; and

(vii)
62,895 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2014, excluding 1,089 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2012) issued pursuant to an equity incentive plan which will vest in whole or in part on January 30, 2015, if certain Company financial performance criteria are satisfied.

(3)	At December 31, 2012, Mr. Kovzan owned the following unvested restricted stock awards:

	(i)	5,888 shares of unvested service-based restricted stock, which vest on February 3, 2013;

	(ii)	8,028 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on February 1, 2013;

	(iii)	9,593 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on March 7, 2013;

	(iv)	14,417 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on January 30, 2013;

	(v)	24,083 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2012, excluding 2,452 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2012) issued pursuant to an equity incentive plan which will vest in whole or in part on February 1, 2013, if certain Company financial performance criteria are satisfied;

(vi)
25,581 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2013, excluding 928 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2012) issued pursuant to an equity incentive plan which will vest in whole or in part on March 7, 2014, if certain Company financial performance criteria are satisfied; and

	(vii)	24,029 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2014, excluding 416 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2012) issued pursuant to an equity incentive plan which will vest in whole or in part on January 30, 2015, if certain Company financial performance criteria are satisfied.

(4)	At December 31, 2012, Mr. Bradley owned the following unvested restricted stock awards:

	(i)	5,888 shares of unvested service-based restricted stock, which vest on February 3, 2013;

	(ii)	8,028 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on February 1, 2013;

	(iii)	9,593 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on March 7, 2013;

	(iv)	14,417 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on January 30, 2013;

	(v)	24,083 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2012, excluding 2,452 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2012) issued pursuant to an equity incentive plan which will vest in whole or in part on February 1, 2013, if certain Company financial performance criteria are satisfied;

	(vi)	25,581 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2013, excluding 928 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2012) issued pursuant to an equity incentive plan which will vest in whole or in part on March 7, 2014, if certain Company financial performance criteria are satisfied; and

	(vii)	24,029 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2014, excluding 416 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2012) issued pursuant to an equity incentive plan which will vest in whole or in part on January 30, 2015, if certain Company financial performance criteria are satisfied.

(5)	At December 31, 2012, Mr. Knapp owned the following unvested restricted stock awards:

	(i)	5,888 shares of unvested service-based restricted stock, which vest on February 3, 2013;

	(ii)	8,028 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on February 1, 2013;

	(iii)	9,593 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on March 7, 2013;

	(iv)	14,417 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on January 30, 2013;

	(v)	24,083 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2012, excluding 2,452 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2012) issued pursuant to an equity incentive plan which will vest in whole or in part on February 1, 2013, if certain Company financial performance criteria are satisfied;

	(vi)	25,581 performance-based restricted stock awards the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2013, excluding 928 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2012) issued pursuant to an equity incentive plan which will vest in whole or in part on March 7, 2014, if certain Company financial performance criteria are satisfied; and

	(vii)	24,029 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2014, excluding 416 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2012) issued pursuant to an equity incentive plan which will vest in whole or in part on January 30, 2015, if certain Company financial performance criteria are satisfied.

(6)	At December 31, 2012, Mr. Thornburgh owned the following unvested restricted stock awards:

	(i)	5,312 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on May 4, 2013;

	(ii)	5,195 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on July 26, 2013; and

	(iii)	6,673 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on February 21, 2013.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2012

The following table sets forth information concerning stock option exercises and shares of restricted stock acquired on vesting by the named executive officers during the fiscal year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)($)
(a)	(b)	(c)	(d)	(e)
Harry H. Herington	-	-	117,032	1,395,090
Stephen M. Kovzan	-	-	71,803	855,934
William F. Bradley, Jr.	-	-	56,803	677,134
Robert W. Knapp, Jr.	-	-	54,199	653,808
Ron E. Thornburgh	-	-	5,253	64,206

(1)
The “value realized” on vesting of a restricted stock award is calculated based on the per share closing market price for our common stock on the vesting date of the award multiplied by the number of shares vested.

The “Pension Benefits” and “Non-qualified Deferred Compensation” tables have been omitted because NIC does not provide such compensation.

_________________

EXECUTIVE OFFICERS
_________________

Below is certain information regarding the executive officers of the Company who are not directors.  Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Positions with the Company
Stephen M. Kovzan	44	Chief Financial Officer
William F. Bradley, Jr.	58	Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary
Robert W. Knapp, Jr.	44	Chief Operating Officer
Ron E. Thornburgh	50	Senior Vice President of Business Development

Stephen M. Kovzan has served as the Company's Chief Financial Officer since August 2007. Mr. Kovzan joined the Company in October 1999 and served as the Company's Controller until September 2000, at which time he became the Company's Vice President of Financial Operations and Chief Accounting Officer, serving as such until August 2007.  After being appointed Chief Financial Officer in August 2007, he also continued to perform the functions of chief accounting officer until January 2011.  Mr. Kovzan currently serves as a manager and officer of various subsidiaries of NICUSA, Inc. Prior to joining the Company, Mr. Kovzan served as a business assurance manager with PricewaterhouseCoopers LLP.  Mr. Kovzan is a Certified Public Accountant and holds a B.S. in business administration from the University of Tulsa and an M.S. in business from the University of Kansas.

William F. Bradley, Jr. was appointed to the positions of Executive Vice President and Chief Administrative Officer in January 2012.  From May 2006 until this appointment, he served as the Company’s Chief Operating Officer.  Mr. Bradley has also served as the Company's Secretary since May 1998 and General Counsel since July 1998.  In addition, Mr. Bradley served as a director from May 1998 to February 1999 and Executive Vice President of Strategy, Policy and Legal from July 1998 to May 2006.  Mr. Bradley joined one of the original companies in January 1995 that later consolidated to become NIC in 1998.  He served in various executive capacities with the Company's subsidiaries, including President and CEO of Indiana Interactive from September 1995 to May 2001.  Prior to 1995, he was engaged in the private practice of law in Kansas for fourteen years.  From June 1987 to September 1993, as a volunteer, Mr. Bradley organized and led the ad hoc group that created the Information Network of Kansas (INK), a quasi-state entity.  Mr. Bradley authored the Information Network of Kansas Act, which established the first legal framework for transaction-based, outsourced electronic government.   In addition, he served as INK's first chairman as it procured and then oversaw the outsourced state portal contract in Kansas.  By reason of his early involvement and efforts, Mr. Bradley is considered a founder of NIC as it became a national company.  Mr. Bradley currently serves as a manager and officer of various subsidiaries of NICUSA, Inc. Mr. Bradley also serves as principal executive officer in several LLCs in the investment and agricultural areas that are not affiliated with NIC.  He holds a B.A. degree in English from the University of Kansas, and a J.D. degree from the University of Kansas School of Law.

Robert W. Knapp, Jr. was appointed to the position of Chief Operating Officer in January 2012.  From February 2009 until this appointment, he served as the Company’s Executive Vice President.  Mr. Knapp joined the Company in November 1999 and has served in various management capacities, including Director of Marketing for the Company's Indiana portal subsidiary, President and General Manager of the Company's Kansas portal subsidiary, Regional Manager, and most recently Vice President of Portal Operations.  Mr. Knapp currently serves as a manager and officer of various subsidiaries of NICUSA, Inc. Prior to joining the Company, Mr. Knapp was a director of information systems with Alltel.  Mr. Knapp holds a B.S. in business administration and an M.B.A from the University of Tulsa.

Ron E. Thornburgh is the Company’s Senior Vice President of Business Development, where he leads the Company’s national sales and marketing efforts. Mr. Thornburgh joined the Company in February 2010.  Prior to joining the Company, he served fifteen years as Kansas Secretary of State. In 2002 he was recognized as a Digital Government “Agent of Change” by the Massachusetts Institute of Technology after leading Kansas to national prominence with the introduction of the Kansas Online Uniform Commercial Code filing system in July 2001. He has served on several government association and nonprofit boards, including five-time honorary chairman of the Kansas Law Enforcement Special Olympics Torch Run and Past President of the National Association of Secretaries of State. Mr. Thornburgh holds a Bachelor of Science degree in Criminal Justice from Washburn University.

_________________

EMPLOYMENT AGREEMENTS AND SEVERANCE PAYMENTS
_________________

Employment Agreements

On February 5, 2013, the Company entered into employment agreements with each of Messrs. Herington, Kovzan, Bradley, Knapp and Thornburgh.  These agreements replaced NIC's prior employment agreements with Messrs. Herington, Kovzan and Bradley that had been in place since 2000.  Messrs. Knapp and Thornburgh did not previously have employment agreements with NIC.  The Compensation Committee determined a new form of employment agreement was appropriate and desirable for the reasons set forth under “Compensation Discussion and Analysis – Agreements with Executive Officers” elsewhere in this Proxy Statement.

The new employment agreements each have substantially the same terms, except with respect to job titles and responsibilities, the amount payable to each executive officer and Mr. Thornburgh's sales commission bonus paid under Mr. Thornburgh’s sales commission plan described under “Compensation Discussion and Analysis – The Executive Compensation Program for Ron E. Thornburgh” elsewhere in this Proxy Statement.  Mr. Herington currently serves as the Company's Chief Executive Officer, and was entitled to a minimum annual base salary of $465,500 under his employment agreement.  Mr. Kovzan currently serves as the Company's Chief Financial Officer, and was entitled to a minimum annual base salary of $297,000 under his employment agreement.  Mr. Bradley currently serves as the Company's Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, and was entitled to a minimum annual base salary of $297,000 under his employment agreement.  Mr. Knapp currently serves as the Company's Chief Operating Officer, and was entitled to a minimum annual base salary of $297,000 under his employment agreement.  Mr. Thornburgh currently serves as the Company's Senior Vice President of Business Development, and was entitled to a minimum annual base salary of $243,500 under his employment agreement.  At its meeting on February 5, 2013, the Board, based upon the recommendation of the Compensation Committee, increased the salaries reflected above by three percent (3%) for 2013.

In connection with entering into the new employment agreements, Messrs. Herington, Kovzan, Bradley, Knapp, and Thornburgh have each entered into a new proprietary information and inventions agreement and a new non-competition agreement, each of which are substantially similar to the prior forms of agreements entered into between each executive and the Company.  If the executive's employment with the Company terminates for any reason, the agreements provide collectively that the executive:  (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; (c) will not, for three years following termination, solicit any of the Company's employees or customers; and (d) will not, for two years following termination, own (whether in whole or part), aid, or render services to, directly or indirectly, or engage in certain activities with respect to, any competitor of NIC.

Under the new employment agreements, Messrs. Herington, Kovzan, Bradley, Knapp and Thornburgh are entitled to a minimum annual base salary, which may be increased by the Compensation Committee, as well as other benefits that are generally available to NIC employees.    Each executive is also entitled to: (a) participate, at a level commensurate with his position, in the Company's annual performance-based cash bonus plan and long-term incentive plan with a minimum target amount payable under each plan of 60% of the executive's base salary; (b) paid vacation; (c) reimbursement of reasonable and necessary business expenses incurred by the executive in connection with his duties in accordance with the Company's policies; and (d) participate in and receive benefits under executive life insurance and disability policies.

Each of the new employment agreements has a three-year term, and unless notice is provided at least six months prior to the end of the respective term, automatically renews for additional three-year terms.

Payments upon Termination of Employment or Change of Control

The following discussion summarizes each of the prior and new employment agreements and describes the payments and benefits that would be provided to each of the named executive officers if their employment was terminated or NIC experienced a change of control, in each case, as of December 31, 2012.  The description of payments and benefits payable under the new employment agreements assumes that NIC and each named executive officer had entered into such agreement as of December 31, 2012.

Prior Employment Agreements

Under the prior employment agreements with Messrs. Herington, Kovzan and Bradley, which were in effect until February 5, 2013, the Company could terminate the executive's employment at any time, with or without “Cause,” or the executive could voluntarily terminate his employment at any time and for any reason.

Cash Severance Payments – Prior Employment Agreements. Under the prior employment agreements, if the executive was terminated for “Cause,” or the executive voluntarily terminated his employment outside the context of a “Change of Control” of the Company, the executive would not have been entitled to any severance pay or similar pay.  The executive would only have been entitled to receive the compensation earned by the executive prior to and including the date of termination.  “Cause” was defined in the prior agreements as:  (a) indictment or conviction for any felony or crime involving dishonesty; (b) willful participation in any fraud against the Company; (c) willful breach of the executive's duties to the Company; (d) intentional damage to any of the Company's property; or (e) conduct by the executive which the Company's Board of Directors determined to be inappropriate for his position.  As described further below, the executive would have been entitled to certain severance pay if the executive voluntarily terminated employment within six months after a “Change of Control” of the Company. Under the prior employment agreements, the Company could terminate the executive's employment at any time without Cause and the executive would not have been entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.  The Company did not maintain a severance benefit plan as of December 31, 2012.

In the event the executive's employment was terminated without Cause in connection with or in contemplation of a “Change of Control” of the Company, or if the executive voluntarily terminated his employment within six months after a “Change of Control,” the executive was entitled to receive a severance payment in accordance with the terms of his employment agreement.  Under the prior employment agreements, a “Change of Control” was deemed to have occurred if: (a) any person (other than a trustee or a fiduciary holding securities under the Company's employee benefit plan) who was not a beneficial owner (as that term is defined in Rule 13d-3 under the  Exchange Act) of 5% or more of the Company's Common Stock as of the date of the executive's employment agreement became the beneficial owner of 40% or more of the Company's Common Stock; or (b) the stockholders approved (1) a merger or consolidation of the Company with another company, other than a merger or consolidation in which the stockholders of the Company own 50% or more of the voting stock of the surviving corporation, (2) the sale of all or substantially all of the assets of the Company or (3) the liquidation or dissolution of the Company.

Upon a Change of Control, the prior employment agreements provided that the executive was entitled to receive a severance payment equal to the product of the number of full years the executive was employed with the Company times the sum of (a) one month's salary and (b) one-twelfth times the annual bonus earned by the executive for the last complete calendar year or year of employment, whichever was greater.  The amount of any severance payment to the executive could be reduced (but not below zero) if such payment was determined by the Company's certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable by the Company would be the maximum amount payable without causing such payment to be nondeductible by the Company.  The prior employment agreements also provided that all stock options held by the executive would vest upon a change in control. None of the executives had any stock options outstanding at December 31, 2012.

Mr. Herington commenced employment with the Company on August 4, 1995.  Had Mr. Herington's employment been terminated without Cause in connection with or in contemplation of a Change of Control on December 31, 2012 or had Mr. Herington voluntarily terminated his employment on such date within six months after a Change of Control, Mr. Herington would have been entitled to a cash severance payment under his prior employment agreement totaling approximately $1,157,271.

Mr. Kovzan commenced employment with the Company on October 25, 1999.  Had Mr. Kovzan's employment been terminated without cause in connection with or in contemplation of a Change of Control on December 31, 2012 or had Mr. Kovzan voluntarily terminated his employment on such date within six months after a Change of Control, Mr. Kovzan would have been entitled to a cash severance payment under his prior employment agreement totaling approximately $503,913.

Mr. Bradley commenced employment with the Company on January 1, 1995.  Had Mr. Bradley's employment been terminated without cause in connection with or in contemplation of a Change of Control on December 31, 2012 or had Mr. Bradley voluntarily terminated his employment on such date within six months after a Change of Control, Mr. Bradley would have been entitled to a cash severance payment under his prior employment agreement totaling approximately $697,725.

Cash Severance Payments – Annual Cash Incentive Plans. In addition to the payments under the prior employment agreement potentially payable to Messrs. Herington, Kovzan, and Bradley, the five named executive officers are each eligible participants under the Company's annual cash incentive plans, which provide each executive with an annual cash incentive payment generally based on a percentage of his base salary if and to the extent pre-established Company performance goals are met for a given one-year performance period.  The performance goals and potential payment amounts are established on an annual basis.

Under the plans, if the executive voluntarily terminates his employment or if the executive's employment is terminated for “Cause,” all amounts payable to the executive under the annual cash incentive plan are forfeited.  The plans reference the executive's employment agreement for the definition of “Cause.”  If the executive's employment is terminated prior to the end of the performance period due to death, disability or retirement, the executive will be entitled to a pro rata portion of the annual cash incentive payment based upon the number of days the executive was employed during the performance period and the Company's actual performance.  Upon a “Change of Control,” which the plan defines in substantially the same way as the prior employment agreements, Messrs. Herington, Kovzan, Bradley, and Knapp are immediately entitled to his annual cash incentive payment as if the Company achieved its “target” performance goal (as provided in their plan), and Mr. Thornburgh would immediately be entitled to his annual cash incentive payment based upon 25% of his annual salary.

If a Change of Control occurred December 31, 2012, and the prior employment agreements were in effect, the executives would have been entitled to the following payments under the annual cash incentive plans based on the 2012 “target” performance goal:  (a) Mr. Herington would be entitled to $372,400, (b) Messrs. Kovzan, Bradley and Knapp would each be entitled to $178,200.  Mr. Thornburgh would be entitled to a payment of $60,875 based upon 25% of his annual base salary.

Restricted Stock. Messrs. Herington, Kovzan, Bradley and Knapp have two forms of restricted stock agreements for each year awards are granted that govern the terms of each of the executive's restricted stock awards granted under the Company's 2006 Amended and Restated Stock Option and Incentive Plan (the “Plan”).  One form of agreement requires no execution by the recipient, applies automatically upon award, and is the same for all Company recipients of service-based restricted stock awards granted under the Plan.  This agreement governs the terms of the executive’s service-based restricted stock awards (the “Service-Based Restricted Stock Agreement”).  The service-based restricted stock awards do not contain a performance component and vest ratably over a four-year service period following the date of grant.  The other form of agreement governs the terms of the executive's performance-based restricted stock awards (the “Performance-Based Restricted Stock Agreement”) and is executed by the executive each year.  The performance-based restricted stock awards are tied to a three-year performance period and the actual number of shares (including dividend shares payable for such awards), if any, vested at the end of the period is based on pre-established Company performance goals.  Mr. Thornburgh’s service-based restricted stock award is also subject to the Service-Based Restricted Stock Agreement for each award. His service-based restricted stock awards do not contain a performance component and vest ratably over a four-year service period following the date of grant.

Each Service-Based Restricted Stock Agreement is the same form of agreement entered into by all recipients of service-based restricted stock awards granted under the Plan.  If the executive's employment is terminated for any reason, including retirement, death or disability, all outstanding unvested shares of restricted stock under the Service-Based Restricted Stock Agreement are forfeited.  The Service-Based Restricted Stock Agreement provides that all outstanding unvested restricted shares will automatically become fully vested in the event: (a) of a dissolution, liquidation or sale of all or substantially all of the assets of the Company; or (b) the Company is not the surviving corporation in any merger, consolidation, or reorganization; provided, however, that no such automatic vesting will occur if and to the extent (i) the Service-Based Restricted Stock Agreement is, in connection with the transaction, assumed by the successor corporation, or (ii) the restricted shares are replaced with a cash incentive program of the successor corporation which preserves the fair market value of the restricted shares at the time of the transaction and provides for subsequent pay-out in accordance with a vesting schedule specified under the Service-Based Restricted Stock Agreement.  These provisions apply with respect to the prior employment agreements, but were superseded in part by the new employments agreements, as described below.

As of December 31, 2012, (a) Mr. Herington owned 69,605 service-based restricted shares that had an aggregate market value of $1,137,346, (b) Messrs. Kovzan, Bradley and Knapp each owned 37,926 service-based restricted shares that had an aggregate market value of $619,711, and (c) Mr. Thornburgh owned 17,180 service-based restricted shares that had an aggregate market value of $280,721. If a transaction as described above occurred on December 31, 2012, and the successor corporation did not assume the shares or otherwise provide substitute cash payments, the service-based restricted shares would have automatically become fully vested.

The Performance-Based Restricted Stock Agreements entered into by Messrs. Herington, Kovzan, Bradley, and Knapp are substantially the same form, except for provisions regarding the number of shares to be awarded at the end of the performance period.  If the executive's employment is terminated for any reason, other than death, disability or following a change in control, all undelivered shares of restricted stock under the Performance-Based Restricted Stock Agreement are forfeited (including dividend shares payable for such awards).  If the executive's employment is terminated for death or disability, the executive is entitled to a pro rata portion of the undelivered shares (including dividend shares payable for such awards) based upon the number of months the executive was employed during the performance period and the Company's actual performance.

The definition of “Change in Control” under the Performance-Based Restricted Stock Agreement is the same as the sale transaction definition under the Service-Based Restricted Stock Agreement.  If a Change in Control occurs on or prior to the first anniversary of the grant date: (a) all outstanding unvested restricted shares (including dividend shares) will automatically become fully vested as if the Company achieved its “target” performance goal (as defined in the Agreement); and (b) the shares (and dividend shares) are payable prior to the Change in Control, or, if the surviving entity assumes the Performance-Based Restricted Stock Agreement, at the end of the performance period.  If a Change in Control occurs after the first anniversary of the grant date: (a) all outstanding unvested restricted shares (including dividend shares) will automatically become fully vested based on the Company's actual performance as if the performance period ended on December 31 immediately preceding the Change in Control date, adjusted for the shortened performance period; and (b) the shares (and dividend shares) are payable prior to the change in control, or, if the surviving entity assumes the Performance-Based Restricted Stock Agreement, at the end of the performance period.  In each case, if the surviving entity assumes the Performance-Based Restricted Stock Agreement, and the executive is terminated prior to the end of the applicable performance period, the executive will be immediately entitled to payment of the shares (and dividend shares) under certain circumstances.

If a Change in Control occurred on December 31, 2012, the transaction would have occurred: prior to the third anniversary of the grant date of the outstanding performance-based restricted shares held by Messrs. Herington, Kovzan, Bradley, and Knapp, which were granted on February 1, 2010; prior to the second anniversary of the grant date of the outstanding performance-based restricted shares held by the four executives, which were granted on March 7, 2011; and prior to the first anniversary of the grant date of the outstanding performance-based restricted shares held by the four executives, which were granted on January 30, 2012.  Accordingly, the outstanding performance-based shares (and dividend shares) related to the February 1, 2010 and March 7, 2011 grants would become fully vested based upon the Company’s actual performance as if the performance period ended on December 31 immediately preceding the change in control date, adjusted for the shortened performance period, and the outstanding performance-based shares (and dividend shares) related to the January 30, 2012 grant would become fully vested as if the Company achieved its “target” performance goal (as defined in the Agreement).  Assuming the change in control, as of December 31, 2012, (a) Mr. Herington would own 112,517 performance-based restricted shares (which includes dividend shares) that had an aggregate market value of $1,838,531, (b) Messrs. Kovzan, Bradley and Knapp would each own 52,683 performance-based restricted shares (which includes dividend shares) that had an aggregate market value of $860,844.  Mr. Thornburgh had no unvested performance-based restricted shares at December 31, 2012.

New Employment Agreements

Under the new employment agreements which became effective February 5, 2013, the Company may terminate the employment of the executive at any time, with or without “Cause,” or the executive may voluntarily terminate his employment for “Good Reason” or at any time and for any reason.  “Cause” is defined in the new employment agreements the same as in the prior employment agreements.  “Good Reason” is defined in the new employment agreements generally as: (a) any material reduction in the executive's compensation; (b) requiring the executive to relocate more than 60 miles from the Company's current location; or (c) any material breach of the employment agreement by the Company.

Cash Severance Payments – New Employment Agreements. Under the new employment agreements, if the Company terminates the executive without Cause or if the executive resigns for Good Reason, the executive is entitled to receive, in addition to accrued and unpaid compensation and benefits through the termination date: (a) a lump sum severance payment equal to the sum of (1) two times the executive's base salary, (2) two times the executive's largest annual cash incentive bonus during the preceding three annual incentive periods, and (3) the amount of any award for such year of termination as if the target performance for such plan year had been achieved (subject to certain limitations relating to Section 162(m) of the Internal Revenue Code); and (b) a lump sum payment equal to 150% of the Company's portion of annual costs associated with the medical and health benefits coverage of the executive, and if applicable, the executive's family.

Under the new employment agreements, if the Company terminates the executive for Cause, or the executive voluntarily terminates his employment without Good Reason, the executive will receive only: (a) accrued and unpaid salary through the termination date; (b) earned but unpaid annual bonus for a previously completed fiscal year; (c) reimbursement of reimbursable expenses; (d) COBRA continuation coverage benefits and other employee benefits through the termination date; and (e) such other compensation, if any, which the Company's Board of Directors may elect to pay or grant; provided, however, that under the Company's annual incentive plan, if the executive terminates his employment because of retirement, the executive will receive a pro rata award based on actual performance at the end of the plan year.

As described further below, the executive may be entitled to certain severance pay if a “Change of Control” of the Company occurs, and within either the six-month period ending on the date of the “Change of Control” or the 18-month period beginning on the date of the “Change of Control,” the executive's employment is terminated without Cause or the executive terminates employment for Good Reason.  In such event, the executive will receive, in addition to accrued and unpaid compensation and benefits through the termination date: (a) a lump sum severance payment equal to the sum of (1) two times the executive's base salary, (2) two times the executive's largest annual cash incentive bonus during the preceding three annual incentive periods, and (3) the amount of any award for such year of termination as if the target performance for such plan year had been achieved; and (b) a lump sum payment equal to 150% of the Company's portion of annual costs associated with the medical and health benefits coverage of the executive, and if applicable, the executive's family. The new employment agreements provide for reductions in the amounts payable to the extent the present value of compensation would more likely than not be non-deductible under Section 280G of the Internal Revenue Code.

Under the new employment agreements, a “Change of Control” will be deemed to have occurred if: (a) any person (other than a trustee or a fiduciary holding securities under the Company's employee benefit plan) becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the Company's Common Stock; (b) a merger or consolidation of the Company is consummated with another company, other than a merger or consolidation in which the stockholders of the Company own 50% or more of the voting stock of the surviving corporation; (c) “Continuing Directors” (defined to include current Board members and future directors approved by a majority of continuing directors) no longer constitute at least a majority of the Company's board; (d) the sale of all or substantially all of the assets of the Company; or (e) the liquidation or dissolution of the Company.

In the event of the executive's death, the executive's designated beneficiaries shall be entitled to the proceeds of the executive's life insurance proceeds from the executive's Company-provided life insurance policy, which is a 20-year term policy, for two times the executive's base salary.

If the Company terminates the executive's employment due to disability (as defined in the Company's disability policies), the executive is entitled to receive certain salary continuation and other benefits pursuant to the new employment agreements and the Company's disability policies.  Under the new employment agreements, for a period of one year following the date of disability, the executive is entitled to receive (i) his base salary at the rate in effect at the time of disability, less the amount of any payments made to executive under the Company's disability policies, and (ii) standard company benefits.  Following this one year period, the executive is then entitled to receive only payments under the Company's disability policies.  The Company's disability policies available to the executives include a policy that is generally available to all other Company employees, as well as additional policies for key Company executives.  Under these additional Company-provided policies, each executive is guaranteed to receive $15,000 per month for life, as well as an additional amount of $5,098 to $25,000 per month that is subject to requalification and a new age-adjusted premium after three years, and a lump sum payment of $1,000,000 if the executive is disabled for more than 365 days.  The lump sum payment is intended to account for future expected earnings increases that the executive would no longer receive due to disability.

Under his new employment agreement, had Mr. Herington's employment been terminated without Cause on December 31, 2012 or had Mr. Herington voluntarily terminated his employment for Good Reason on such date, whether or not in connection with a Change of Control, assuming target performance for all performance-based awards had been achieved, Mr. Herington would have been entitled to a cash severance payment totaling approximately $2,336,464. Had Mr. Herington's employment been terminated due to his death on December 31, 2012, his designated beneficiaries would have been entitled to life insurance proceeds totaling approximately $931,000.  Had Mr. Herington's employment been terminated due to his disability on December 31, 2012, Mr. Herington would have been entitled to receive monthly payments of $40,000 (all of which would have been paid under the Company's disability policies) and monthly benefits valued at approximately $1,424 for one year following his termination.  Following this one-year period, Mr. Herington would be entitled to receive monthly payments of $40,000 and a lump-sum payment of $1,000,000 under the Company's disability policies.

Under his new employment agreement, had Mr. Kovzan's employment been terminated without Cause on December 31, 2012 or had Mr. Kovzan voluntarily terminated his employment for Good Reason on such date, whether or not in connection with a Change of Control, assuming target performance for all performance-based awards had been achieved, Mr. Kovzan would have been entitled to a cash severance payment totaling approximately $1,345,077.  Had Mr. Kovzan's employment been terminated due to his death on December 31, 2012, his designated beneficiaries would have been entitled to life insurance proceeds totaling approximately $594,000. Had Mr. Kovzan's employment been terminated due to his disability on December 31, 2012, Mr. Kovzan would have been entitled to receive monthly payments of $33,433 (all of which would have been paid under the Company's disability policies) and monthly benefits valued at approximately $1,424 for one year following his termination.  Following this one-year period, Mr. Kovzan would be entitled to receive monthly payments of $34,433 and a lump-sum payment of $1,000,000 under the Company's disability policies.

Under his new employment agreement, had Mr. Bradley's employment been terminated without Cause on December 31, 2012 or had Mr. Bradley voluntarily terminated his employment for Good Reason on such date, assuming target performance for all performance-based awards had been achieved, whether or not in connection with a Change of Control, Mr. Bradley would have been entitled to a cash severance payment totaling approximately $1,345,077.  Had Mr. Bradley's employment been terminated due to his death on December 31, 2012, his designated beneficiaries would have been entitled to life insurance proceeds totaling approximately $594,000.  Had Mr. Bradley's employment been terminated due to his disability on December 31, 2012, Mr. Bradley would have been entitled to receive monthly payments of $33,433 (all of which would have been paid under the Company's disability policies) and monthly benefits valued at approximately $1,424 for one year following his termination.  Following this one-year period, Mr. Bradley would be entitled to receive monthly payments of $34,433 and a lump-sum payment of $1,000,000 under the Company's disability policies.

Under his new employment agreement, had Mr. Knapp's employment been terminated without Cause on December 31, 2012 or had Mr. Knapp voluntarily terminated his employment for Good Reason on such date, whether or not in connection with a Change of Control, assuming target performance for all performance-based awards had been achieved, Mr. Knapp would have been entitled to a cash severance payment totaling approximately $1,345,077.  Had Mr. Knapp's employment been terminated due to his death on December 31, 2012, his designated beneficiaries would have been entitled to life insurance proceeds totaling approximately $594,000. Had Mr. Knapp's employment been terminated due to his disability on December 31, 2012, Mr. Knapp would have been entitled to receive monthly payments of $36,100 (all of which would have been paid under the Company's disability policies) and monthly benefits valued at approximately $1,424 for one year following his termination.  Following this one-year period, Mr. Knapp would be entitled to receive monthly payments of $36,100 and a lump-sum payment of $1,000,000 under the Company's disability policies.

Under his new employment agreement, had Mr. Thornburgh's employment been terminated without Cause on December 31, 2012 or had Mr. Thornburgh voluntarily terminated his employment for Good Reason on such date, whether or not in connection with a Change of Control, Mr. Thornburgh would have been entitled to a cash severance payment totaling approximately $695,254. Had Mr. Thornburgh's employment been terminated due to his death on December 31, 2012, his designated beneficiaries would have been entitled to life insurance proceeds totaling approximately $487,000.  Had Mr. Thornburgh's employment been terminated due to his disability on December 31, 2012, Mr. Thornburgh would have been entitled to receive monthly payments of $20,098 ($19,904 of which would have been paid under the Company's disability policies and $194 of which would have been paid by the Company) and monthly benefits valued at approximately $1,424 for one year following his termination.  Following this one-year period, Mr. Thornburgh would be entitled to receive monthly payments of $20,098 and a lump-sum payment of $1,000,000 under the Company's disability policies.

Cash Severance Payments – Annual Incentive Plan. As described above, Messrs. Herington, Kovzan, Bradley, Knapp, and Thornburgh are each eligible participants under the Company's annual cash incentive plans, which provide each executive with an annual cash incentive payment generally based on a percentage of his base salary if and to the extent pre-established Company performance goals are met for a given one-year performance period.  The performance goals and potential payment amounts are established on an annual basis.

Under the plans, if the executive voluntarily terminates his employment (other than for Good Reason (which is governed by his new employment agreement or retirement) or if the executive's employment is terminated for “Cause,” all amounts payable to the executive under the annual cash incentive plan are forfeited.  The plan references the executive's employment agreement for the definition of “Cause.”  If the executive's employment is terminated prior to the end of the performance period due to death, disability or retirement, the executive will be entitled to a pro rata portion of the annual cash incentive payment based upon the number of days the executive was employed during the performance period and the Company's actual performance.  Under the new employments agreements, payments of incentive cash compensation for the applicable year of a termination of employment relating to a “Change of Control” would be governed by the new employment agreements rather than the annual cash incentive plan.

Restricted Stock. The treatment of restricted stock upon termination of employment is governed by the new employment agreements and the Restricted Stock Agreements described above. Under the new employment agreements, if the Company terminates the executive without Cause or if the executive resigns for Good Reason, the executive is entitled to receive, with respect to equity incentives: (a) for time-based or service-based equity awards, accelerated exercisability, vesting or the lapse of restrictions, as the case may be, for such awards; and (b) for performance-based equity awards, payments or vesting as if the target performance had been achieved (subject to certain limitations relating to Section 162(m) of the Internal Revenue Code).

Under the new employment agreements, if a Change of Control of the Company occurs, and within either the six-month period ending on the date of the Change of Control or the 18-month period beginning on the date of the Change of Control, the executive's employment is terminated without Cause or the executive terminates employment for Good Reason, the executive will receive, with respect to equity incentives: (a) for time-based or service-based equity awards, accelerated exercisability, vesting or the lapse of restrictions, as the case may be, for such awards; and (b) for performance-based equity awards, accelerated exercise, vesting or lapse of restrictions, as the case may be, for such awards, as if target performance for such award had been achieved. The new employment agreements provide for reductions in the amounts payable to the extent the present value of compensation would more likely than not be non-deductible under Section 280G of the Internal Revenue Code.

The Service-Based Restricted Stock Agreements and Performance-Based Restricted Stock Agreements continue to apply to a Change of Control or termination of employment from and after February 5, 2013 only to the extent that the new employment agreements are not applicable. Under the Service-Based Restricted Stock Agreements, if the executive's employment is terminated for any reason, including retirement, death or disability, all outstanding unvested shares of restricted stock under the Service-Based Restricted Stock Agreement are forfeited. Under the Performance-Based Restricted Stock Agreements, if the executive's employment is terminated for any reason, other than in the case of death, disability or a Change of Control (as described above), all undelivered shares of restricted stock under the Performance-Based Restricted Stock Agreement are forfeited (including dividend shares payable for such awards), provided that if the executive's employment is terminated for death or disability, the executive is entitled to a pro rata portion of the undelivered shares (including dividend shares payable for such awards) based upon the number of months the executive was employed during the performance period and the Company's actual performance.

As of December 31, 2012, (a) Mr. Herington owned 69,605 service-based restricted shares that had an aggregate market value of $1,137,346, (b) Messrs. Kovzan, Bradley and Knapp each owned 37,926 service-based restricted shares that had an aggregate market value of $619,711, and (c) Mr. Thornburgh owned 17,180 service-based restricted shares that had an aggregate market value of $280,721. If the Company terminates the executive without Cause or if the executive resigns for Good Reason, or if a Change of Control of the Company occurs, and within either the six-month period ending on the date of the Change of Control or the 18-month period beginning on the date of the Change of Control, the executive's employment is terminated without Cause or the executive terminates employment for Good Reason, the service-based restricted shares automatically become fully vested.

As of December 31, 2012, if the Company terminates the executive without Cause or if the executive resigns for Good Reason, or if a Change of Control of the Company occurs, and within either the six-month period ending on the date of the Change of Control or the 18-month period beginning on the date of the Change of Control, the executive's employment is terminated without Cause or the executive terminates employment for Good Reason, the following number of shares of performance-based restricted stock would have vested: (a) Mr. Herington would have received 167,198 shares that had an aggregate market value of $2,732,015, and (b) Messrs. Kovzan, Bradley and Knapp would have each received 73,693 shares that had an aggregate market value of $1,204,144.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
_________________

The following table sets forth, as of March 8, 2013, certain information about shares of the Company's Common Stock beneficially owned by (i) each director; (ii) each stockholder who the Company knows is a beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock (based on SEC filings); (iii) the named executive officers, and (iv) all directors and named executive officers as a group.  Unless otherwise provided in the table below, the mailing address of the 5% beneficial owners is NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

	Shares Beneficially Owned(1)
	Number	Percentage(2)
Named Executive Officers and Directors
Ross C. Hartley (3)	2,176,313	3.3%
William F. Bradley, Jr. (4)	1,190,758	1.8%
Harry H. Herington (5)	943,000	1.4%
Stephen M. Kovzan (6)	187,770	*
Robert W. Knapp, Jr. (7)	119,509	*
Ron E. Thornburgh (8)	25,907	*
Art N. Burtscher (9)	202,759	*
Daniel J. Evans (10)	141,502	*
Pete Wilson (11)	85,762	*
Alexander C. Kemper (12)	41,547	*
William M. Lyons (13)	34,043	*
Karen S. Evans (14)	7,104	*
C. Brad Henry (15)	7,104	*
All executive officers and directors as a group (13 persons) (16)	5,163,078	7.9%

5% Stockholders

Brown Capital Management, LLC (17) 1201 N. Calvert Street Baltimore, Maryland 21202	8,347,840	12.7%
BlackRock, Inc. (18) 40 East 52nd Street New York, New York 10022	6,616,427	10.1%
The Vanguard Group, Inc. (19) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,675,969	5.6%

*	Less than 1%

(1)
This table is based upon information supplied by officers, directors, principal stockholders and the Company's transfer agent, and information contained in Schedules 13D and 13G filed with the SEC. Unless otherwise noted in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 65,588,644 shares of the Company's Common Stock outstanding as of March 8, 2013, adjusted as required by the rules promulgated by the SEC.

(2)
For purposes of determining percentages of shares beneficially owned, the Company does not include in the number of outstanding shares those shares subject to performance-based restricted awards which are not scheduled to vest within 60 days of March 8, 2013, because the holders of such shares have no voting or disposition rights with respect to the shares.  All shares subject to service-based restricted stock awards, which have voting rights, are included in outstanding shares.

(3)
Shares beneficially owned by Mr. Hartley include 37,458 shares directly owned, 2,052,500 shares owned by Ross C. Hartley Family Investments LLC, 70,992 shares held in a trust for the benefit of Mr. Hartley's son for which Mr. Hartley is the trustee and 15,363 shares of unvested service-based restricted stock.  In his Schedule 13D filings with the SEC, Mr. Hartley reported that he and his spouse have shared voting and dispositive power over the shares held by Ross C. Hartley Family Investments LLC and that his spouse holds a majority of the voting interest in Ross C. Hartley Family Investments LLC.

(4)	Shares beneficially owned by Mr. Bradley include 1,190,758 shares directly owned, including 32,527 shares of unvested service-based restricted stock.

(5)
Shares beneficially owned by Mr. Herington include 943,000 shares directly owned, including 74,959 shares of unvested service-based restricted stock and 27,758 shares held for the benefit of Mr. Herington's children.

(6)	Shares beneficially owned by Mr. Kovzan include 187,770 shares directly owned, including 32,527 shares of unvested service-based restricted stock.

(7)	Shares beneficially owned by Mr. Knapp include 119,509 shares directly owned, including 32,527 shares of unvested service-based restricted stock.

(8)	Shares beneficially owned by Mr. Thornburgh include 25,907 shares directly owned, including 20,760 shares of shares of unvested service-based restricted stock.

(9)	Shares beneficially owned by Mr. Burtscher include 202,759 shares directly owned, including 15,363 shares of unvested service-based restricted stock.

(10)	Shares beneficially owned by Governor Evans include 141,502 shares directly owned, including 15,363 shares of unvested service-based restricted stock.

(11)	Shares beneficially owned by Governor Wilson include 85,762 shares directly owned, including 15,363 shares of unvested service-based restricted stock.

(12)
Shares beneficially owned by Mr. Kemper include 41,547 shares directly owned, including 15,363 shares of unvested service-based restricted stock and 10,000 shares owned by the 2012 Alexander Charles Kemper Family Irrevocable Trust for which Mr. Kemper’s spouse is the trustee.

(13)	Shares beneficially owned by Mr. Lyons include 34,043 shares directly owned, including 13,535 shares of unvested service-based restricted stock.

(14)	Shares beneficially owned by Ms. Evans include 7,104 shares directly owned, including 6,639 shares of unvested service-based restricted stock.

(15)	Shares beneficially owned by Governor Henry include 7,104 shares directly owned, including 6,639 shares of unvested service-based restricted stock.

(16)	Shares held by all executive officers and directors as a group include 296,928 shares of unvested service-based restricted stock.

(17)
Based on information set forth in Amendment No. 6 to the Schedule 13G filed with the SEC on February 14, 2013.  According to the Schedule 13G, as amended, shares beneficially owned by Brown Capital Management, LLC include 8,347,840 shares owned by various investment advisory clients of Brown Capital Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

(18)
Based on information set forth in Amendment No. 2 to the Schedule 13G filed with the SEC on January 11, 2013.  According to the Schedule 13G, shares beneficially owned by BlackRock, Inc. include 6,616,427 shares owned by various investment advisory clients of BlackRock, Inc. which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

(19)	Based on information set forth in the Schedule 13G filed with the SEC on February 12, 2013. According to the Schedule 13G, shares beneficially owned by Vanguard Group, Inc. include 3,675,969 shares owned by various investment advisory clients of Vanguard Group, Inc. which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

The SEC requires the Company's directors and officers, and stockholders who own more than 5% of the Company's Common Stock, to report their ownership of the Company's Common Stock and any changes in that ownership to the SEC and NASDAQ.  Officers and directors, and stockholders owning more than 5% of the Company's Common Stock, must provide the Company with copies of all such forms that they file.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION
(ITEM 2 ON PROXY CARD)
_________________

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these materials.  This proposal, commonly referred to as a “say on pay” proposal, gives stockholders the opportunity to express their views on the compensation of the named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the Company’s compensation program.

The Company is asking stockholders to approve the 2012 compensation of our named executive officers as disclosed in these materials by adopting the following advisory resolution at the 2013 annual meeting:

“RESOLVED, that in the advisory opinion of a majority of the stockholders of the Company voting the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

At the Company's prior Annual Meeting of Stockholders held in May 2012, a substantial majority of the votes cast on the “say on pay” resolution were voted in favor of the resolution.

As described in detail under “Compensation Discussion and Analysis” the Company’s compensation program is designed to motivate its executives to create a successful company.  The Company believes that its executive compensation program, with its balance of short-term incentives (including performance-based cash bonus awards) and long-term incentives (including service-based and performance-based restricted stock that vests over a period of years), which was influenced by evaluating the executive compensation of peer companies and the broader market, rewards sustained performance that is aligned with long-term stockholder interests.  Stockholders are encouraged to read the “Executive Compensation,” “Compensation Discussion and Analysis” and "Employment Agreements and Severance Payments” sections of this proxy statement, the accompanying compensation tables and related narrative disclosure included in the “Compensation Tables” section of this proxy statement and the other compensation-related disclosure contained elsewhere in this proxy statement for more information regarding our executive compensation program.

Although this vote is non-binding, the Board of Directors and the Compensation Committee, which is comprised of independent directors, will continue to consider the outcome of the vote when making future executive compensation decisions.  The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis.

The Board of Directors unanimously recommends that stockholders advise the Company with a vote FOR approval of the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM (ITEM 3 ON PROXY CARD)
 _________________

The Audit Committee considered the performance and qualifications of PricewaterhouseCoopers LLP, the Company's current independent registered public accounting firm.  In consultation with management and PricewaterhouseCoopers LLP, the Audit Committee also considered whether the provision of services by the independent registered public accounting firm is compatible with maintaining the independence of PricewaterhouseCoopers LLP.  The Audit Committee has reappointed PricewaterhouseCoopers LLP to audit the Company's consolidated financial statements and the Company's internal control over financial reporting for the year ending December 31, 2013.

Fees billed to the Company by PricewaterhouseCoopers LLP for services rendered during fiscal year 2012 and 2011 were as follows:

	2012	2011
Audit fees	$653,000	$808,000
Audit-related fees	120,000	137,000
Tax fees	224,000	205,000
All other fees	-	-
Total fees	$997,000	$1,150,000

Audit fees include audits of the annual consolidated financial statements on Form 10-K and reviews of quarterly consolidated financial statements on Form 10-Q, as well as the audit of the Company's internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.  For 2012 and 2011, audit fees also included regulatory audits, audits of financial statements for certain subsidiaries of the Company and services rendered in connection with an SEC investigation and Audit Committee review of expense reporting by certain officers of the Company.  Audit-related fees primarily include audits of benefit plan financial statements, consultations concerning accounting standards, reporting standards and internal controls and attest services relating to Statement on Standards for Attestation Engagements No. 16 reports.  Tax fees consist primarily of fees billed for tax compliance and, to a lesser extent, tax advice.

The Audit Committee has adopted policies and procedures for the pre-approval of all fee estimates and services to be provided by the independent registered public accounting firm to the Company and its subsidiaries.  The Audit Committee's policy is to pre-approve all auditing services and non-audit services to be provided by the independent registered public accounting firm. Additionally, each permissible non-audit service provided in 2012 and 2011 was reviewed and pre-approved by the Audit Committee.

The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting.  They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of all the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013.  Proxies solicited by the Board will be voted in favor of ratification unless a stockholder has indicated otherwise on the proxy.  If this appointment is not ratified by the stockholders, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013.
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SUBMISSION OF STOCKHOLDER PROPOSALS
_________________

A stockholder may submit a proposal for inclusion in the Company's 2014 Proxy Statement.  In order for the proposal to be considered, the Company must receive the proposal no later than November 21, 2013.  All proposals must comply with the rules of the SEC for eligibility and type of stockholder proposal.  Stockholder proposals should be addressed to:

Corporate Secretary
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

If a stockholder does not wish to submit a proposal for inclusion in next year's proxy statement, but instead wishes to present it directly at the 2014 Annual Meeting, NIC's Bylaws require that the Company receive the proposal no earlier than January 7, 2014 and not later than February 6, 2014, and that the stockholder submitting the proposal and the proposal meet certain requirements specified by the Bylaws.  Requests for a copy of the Bylaw requirements should be addressed to the Corporate Secretary at the address provided above.
_________________

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
_________________

Based solely on review of the copies of such reports provided to the Company, the Company believes that all required filings in 2012 were made in a timely fashion, except that Mr. Evans inadvertently did not timely file a Form 4 or Form 5 a for a gift of shares that occurred in September 2011, and Mr. Thornburgh inadvertently did not timely file a Form 4 for a transaction that occurred in February 2012.  For each individual, such Form 4 was subsequently filed.
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
_________________

None of the persons who served on the Company's Compensation Committee during the last completed fiscal year (Art. N. Burtscher, Daniel J. Evans, Karen S. Evans, C. Brad Henry, Alexander C. Kemper, William M. Lyons and Pete Wilson) (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K.

None of the Company's executive officers, during the last completed fiscal year, served as a (i) member of the compensation committee of another entity, one of whose executive officers served on the Company's Compensation Committee; (ii) director of another entity, one of whose executive officers served on the Company's Compensation Committee; or (iii) member of the compensation committee of another entity, one of whose executive officers served as the Company's director.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
_________________

Report of the Company’s Related Person Transactions

Hillary Hartley is the daughter of Ross C. Hartley, a director of the Company. Ms. Hartley is a full time employee of the Company. Ms. Hartley's total compensation, consisting of base salary, bonus, eligible commissions, and employer-paid insurance benefits, was $127,311 for the year ended December 31, 2012. Ms. Hartley's current base salary is $109,780, plus a cash bonus opportunity of $1,200 and the opportunity for eligible commissions. Ms. Hartley also participates in various employee benefit programs of the Company, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees.

Policy and Procedures with Respect to Related Person Transactions

NIC has adopted a written policy governing the review, approval or ratification of “Related Person Transactions,” as described below (the “Policy”).

Related Person Transactions

For the purposes of the Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any Related Person had, has or will have a direct or indirect material interest.

For purposes of the Policy, a “Related Person” means: (1) any person who is, or at any time since the beginning of NIC's last fiscal year was, a director or executive officer of NIC or a nominee to become a director of NIC; (2) any person who is known to be the beneficial owner of more than 5% of any class of NIC's voting securities; (3) any immediate family member of any of the foregoing persons (as defined in the Policy) and any person (other than a tenant or employee) sharing the household of any of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Approval Procedures

Related Person Transactions that are identified as such prior to their consummation or amendment shall be consummated or amended only if the following steps are taken:

(1)
Prior to entering into the Related Person Transaction (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the business unit or function/department leader responsible for the potential Related Person Transaction shall provide notice to the Corporate Governance and Nominating Committee (the “Committee”) of the facts and circumstances of the proposed Related Person Transaction, including certain information specified in the Policy.  The Committee will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

(2)
If the Committee determines that the proposed transaction is a Related Person Transaction, the proposed Related Person Transaction shall be submitted to the Committee for consideration at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for NIC to wait until the next Committee meeting, to the Chair of the Committee (who will possess delegated authority to act between Committee meetings).

(3)
The Committee, or where submitted to the Chair, the Chair, shall consider all of the relevant facts and circumstances available to the Committee or the Chair.  No member of the Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person.  The Committee (or the Chair) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of NIC and its stockholders, as the Committee (or the Chair) determines in good faith.

(4)	The Chair of the Committee shall report to the Committee at the next Committee meeting any approval under this policy pursuant to delegated authority.

Ratification Procedures

Under the Policy, the Company's accounting department, under the supervision of the Chief Financial Officer, shall produce periodic reports as the Chair of the Committee shall direct, but no less often than annually, of any amounts paid or payable to, or received or receivable from, any Related Person.

In the event the Chief Executive Officer or Chief Financial Officer, or any other executive officer becomes aware, as a result of the reports described above or otherwise, of a Related Person Transaction that has not been previously approved or previously ratified under the Policy:

(1)
If the transaction is pending or ongoing, it will be submitted to the Committee or Chair of the Committee promptly, and the Committee or Chair shall consider all of the relevant facts and circumstances available to the Committee or the Chair.  The Committee shall not ratify any Related Person Transaction that is not in the best interests of the Company and its stockholders.  Based on this analysis, the Committee or the Chair shall evaluate all options, including but not limited to ratification, amendment or termination of the Related Person Transaction; and

(2)
If the transaction is completed, the Committee or Chair shall evaluate the transaction, taking into account all of the relevant facts and circumstances available to the Committee or Chair, to determine if rescission of the transaction and/or any disciplinary action is appropriate, and shall request an evaluation of NIC's controls and procedures to ascertain the reason the transaction was not submitted to the Committee or Chair for prior approval and whether any changes to these procedures are recommended.

Review of Ongoing Transactions

At the Committee's first meeting of each fiscal year, the Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from NIC.  Based on all relevant facts and circumstances, taking into consideration NIC's contractual obligations, the Committee shall determine if it is in the best interests of NIC and its stockholders to continue, modify or terminate the Related Person Transaction.

Charitable Contributions

Proposed charitable contributions, or pledges of charitable contributions, by NIC to a charitable or non-profit organization identified on the roster of Related Persons shall be subject to prior review and approval by the Committee at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, by the Chair.  In addition, each named executive officer (as defined above) shall report to the Committee on a quarterly basis, charitable contributions in excess of $120,000, in the aggregate, by NIC's named executive officers and their spouses to charitable or non-profit organizations identified on the roster of Related Persons.

Disclosure

All Related Person Transactions that are required to be disclosed in NIC's filings with the SEC, as required by the Securities Act of 1933 and the Exchange Act and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations.
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OTHER BUSINESS
_________________

The Board of Directors knows of no other business which will be presented at the meeting.  If any other business is properly brought before the Annual Meeting, the proxies in the enclosed form will be voted by the persons voting the proxies.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE ENCOURAGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

William F. Bradley, Jr.
Corporate Secretary
Olathe, Kansas
March 26, 2013

NIC the people behind eGovernment®

NIC INC.
25501 WEST VALLEY PARKWAY
SUITE 300
OLATHE, KS 66061

VOTE BY INTERNET - www.proxyvote.com/nic
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date (the cut-off date). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NIC Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M52817-P36369

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NIC INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Harry H. Herington
02) Art N. Burtscher
03) Daniel J. Evans
04) Karen S. Evans
05) Ross C. Hartley
06) C. Brad Henry
07) Alexander C. Kemper
08) William M. Lyons
09) Pete Wilson

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR all nominees listed in item 1 and FOR items 2 and 3.** If any other matters properly come before the meeting, the persons in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian or other fiduciary, please add your title as such. Joint owners should each sign personally. All holders must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

M52818-P36369

NIC INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 7, 2013 AT 10:00 A.M.

The undersigned stockholder(s) hereby appoint Harry H. Herington and William F. Bradley, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NIC Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. CDT on May 7, 2013, at The Oread, 1200 Oread Avenue, Lawrence, Kansas 66044, and any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned stockholder(s).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

Continued and to be signed on reverse side